

welltower

4Q16 | Supplemental Information

# Table of Contents

(dollars in thousands, at Welltower pro rata ownership)

## Portfolio Composition

| | | | Beds/Unit Mix | | | | |
|---|---|---|---|---|---|---|---|
| | Average Age | Properties | Total | Independent Living | Assisted Living | Memory Care | Long-Term/ Post-Acute Care |
| Seniors housing triple-net | 13 | 453 | 41,894 | 11,038 | 22,976 | 6,922 | 958 |
| Long-term/post-acute care | 20 | 202 | 23,778 | - | 1,275 | 170 | 22,333 |
| Seniors housing operating | 15 | 487 | 56,382 | 25,112 | 20,892 | 10,159 | 219 |

| | | | Square Feet |
|---|---|---|---|
| Outpatient medical | 13 | 257 | 17,025,987 |
| Land parcels | | 15 | |
| **Total** | **15** | **1,414** | |

## NOI Performance

| | Same Store[1] | | | | | | In-Place Portfolio[2] | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| | Properties | | 4Q15 NOI | | 4Q16 NOI | % Change | Properties | | Annualized In-Place NOI | % of Total |
| Seniors housing triple-net[3] | 361 | $ | 121,442 | $ | 124,783 | 2.8% | 400 | $ | 535,112 | 27.4% |
| Long-term/post-acute care[3] | 171 | | 59,393 | | 61,356 | 3.3% | 184 | | 259,792 | 13.3% |
| Seniors housing operating | 393 | | 174,360 | | 177,331 | 1.7% | 472 | | 822,932 | 42.0% |
| Outpatient medical | 233 | | 81,522 | | 83,194 | 2.1% | 243 | | 338,648 | 17.3% |
| **Total** | **1,158** | **$** | **436,717** | **$** | **446,664** | **2.3%** | **1,299** | **$** | **1,956,484** | **100.0%** |

## Portfolio Performance

| | | | | Facility Revenue Mix | | | |
|---|---|---|---|---|---|---|---|
| **Stable Portfolio[4]** | Occupancy | EBITDAR Coverage[5] | EBITDARM Coverage[5] | Private Pay | Medicaid | Medicare | Other Government[6] |
| Seniors housing triple-net | 89.2% | 1.12x | 1.29x | 92.3% | 3.4% | 1.8% | 2.5% |
| Long-term/post-acute care | 81.5% | 1.39x | 1.72x | 27.6% | 37.1% | 35.3% | 0.0% |
| Seniors housing operating | 90.7% | n/a | n/a | 98.2% | 0.1% | 0.2% | 1.5% |
| Outpatient medical | 95.0% | n/a | n/a | 99.0% | 0.0% | 0.0% | 1.0% |
| **Total** | | **1.20x** | **1.43x** | **92.8%** | **3.0%** | **2.7%** | **1.5%** |

Notes:

(1) See page 28 for reconciliation.

(2) Excludes land parcels, loans, developments and investments held for sale. See page 26 for reconciliation.

(3) Same store NOI for these property types represents rent cash receipts excluding the impact of expansions.

(4) Data as of December 31, 2016 for seniors housing operating and outpatient medical and September 30, 2016 for remaining asset types.

(5) Represents trailing twelve month coverage metrics.

(6) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at Welltower pro rata ownership)

## Relationship Investment History


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
2012
2013
2014
2015
1Q16
2Q16
3Q16
4Q16
Existing relationships
New relationships

## Gross Investments

| | 2012 | 2013 | 2014 | 2015 | 1Q16 | 2Q16 | 3Q16 | 4Q16 | Quarterly Average |
|---|---|---|---|---|---|---|---|---|---|
| Existing | $ 3,580,331 | $ 4,128,843 | $ 2,018,581 | $ 3,707,612 | $ 348,241 | $ 355,539 | $ 1,425,667 | $ 639,427 | $ 810,212 |
| New | 1,184,398 | 1,226,188 | 1,561,250 | 1,112,520 | - | - | - | 238,167 | 266,126 |
| Total | $ 4,764,729 | $ 5,355,031 | $ 3,579,831 | $ 4,820,132 | $ 348,241 | $ 355,539 | $ 1,425,667 | $ 877,594 | $ 1,076,338 |
| % Existing | 75% | 77% | 56% | 77% | 100% | 100% | 100% | 73% | 75% |

## Detail of Acquisitions/JVs

| | 2012 | 2013 | 2014 | 2015 | 1Q16 | 2Q16 | 3Q16 | 4Q16 | Total |
|---|---|---|---|---|---|---|---|---|---|
| Count | 47 | 20 | 41 | 44 | 8 | 5 | 2 | 7 | 174 |
| Total | $ 3,716,526 | $ 4,923,740 | $ 2,981,276 | $ 3,765,912 | $ 204,216 | $ 242,966 | $ 1,196,375 | $ 644,416 | $ 17,675,427 |
| Low | 4,330 | 6,086 | 3,500 | 6,080 | 11,610 | 15,013 | 46,375 | 10,618 | 3,500 |
| Median | 31,080 | 45,990 | 31,150 | 33,513 | 22,337 | 27,716 | 598,187 | 67,980 | 31,305 |
| High | 509,465 | 2,328,630 | 880,157 | 437,472 | 57,792 | 105,837 | 1,150,000 | 224,493 | 2,328,630 |

## Investment Timing

| | Acquisitions/ Joint Ventures | Yield | Loan Advances[1] | Yield | Construction Conversions | Yield | Dispositions | Yield |
|---|---|---|---|---|---|---|---|---|
| October | $ 10,618 | 8.4% | $ 3,196 | 7.3% | $ 21,559 | 6.0% | $ 40,150 | 8.0% |
| November | 18,784 | 6.3% | 53,694 | 9.9% | 25,255 | 8.8% | 1,313,063 | 9.3% |
| December | 615,014 | 6.1% | 39,678 | 8.4% | 96,794 | 8.7% | 577,414 | 8.7% |
| **Total** | **$ 644,416** | **6.1%** | **$ 96,568** | **9.2%** | **$ 143,608** | **8.3%** | **$ 1,930,627** | **9.1%** |

Notes:
(1) Includes advances for non-real estate loans and excludes advances for development loans.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

## Gross Investment Activity

| | Fourth Quarter 2016 | | | | | |
|---|---|---|---|---|---|---|
| | Properties | Beds / Units / Square Feet | | Pro Rata Amount | Investment Per Bed / Unit / SqFt | Yield |
| **Acquisitions / Joint ventures[1]** | | | | | | |
| Seniors housing triple-net | 5 | 452 | units | $ 220,121 | $ 636,049 | 6.0% |
| Seniors housing operating | 12 | 1,201 | units | 405,511 | 353,427 | 6.2% |
| Outpatient medical | 1 | 72,015 | sf | 18,784 | 261 | 6.3% |
| **Total acquisitions** | **18** | | | **$ 644,416** | | **6.1%** |
| **Development[2]** | | | | | | |
| Development projects: | | | | | | |
| Seniors housing triple-net | 14 | 1,511 | units | 54,970 | | |
| Long-term/post-acute care | 1 | 124 | beds | 4,155 | | |
| Seniors housing operating | 12 | 1,183 | units | 23,565 | | |
| Outpatient medical | 9 | 668,761 | sf | 51,107 | | |
| **Total development projects** | **36** | | | **$ 133,797** | | |
| Expansion projects: | | | | | | |
| Seniors housing triple-net | 3 | 68 | units | 2,729 | | |
| Seniors housing operating | 1 | 18 | units | 84 | | |
| **Total expansion projects** | **4** | | | **$ 2,813** | | |
| **Total development** | **40** | | | **$ 136,610** | | **7.5%** |
| **Loan advances[3]** | | | | **96,568** | | **9.2%** |
| **Gross investments** | | | | **$ 877,594** | | **6.7%** |
| **Dispositions[4]** | | | | | | |
| Seniors housing triple-net | 14 | 943 | units | $ 101,150 | $ 107,264 | 8.3% |
| Long-term/post-acute care | 94 | 10,955 | beds | 1,704,948 | 155,632 | 9.0% |
| Real property dispositions | **108** | | | **$ 1,806,098** | | **9.0%** |
| Loans receivable | | | | 124,529 | | 10.4% |
| **Total dispositions** | **108** | | | **$ 1,930,627** | | **9.1%** |
| **Net investments** | | | | **$ (1,053,033)** | | |

Notes:
(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.
(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.
(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)

## Gross Investment Activity

| | Year-To-Date 2016 | | | | | |
|---|---|---|---|---|---|---|
| | Properties | Beds / Units / Square Feet | | Pro Rata Amount | Investment Per Bed / Unit / SqFt | Yield |
| **Acquisitions / Joint ventures[1]** | | | | | | |
| Seniors housing triple-net | 9 | 780 | units | $ 335,897 | $ 525,122 | 6.4% |
| Long-term/post-acute care | 5 | 520 | beds | 114,639 | 220,460 | 7.5% |
| Seniors housing operating | 34 | 4,072 | units | 1,680,165 | 417,551 | 6.2% |
| Outpatient medical | 3 | 190,502 | sf | 51,434 | 270 | 6.3% |
| Sub-total | 51 | | | 2,182,135 | | 6.3% |
| Land parcels | 1 | | | 105,837 | | |
| **Total acquisitions** | 52 | | | $ 2,287,972 | | |
| **Development[2]** | | | | | | |
| Development projects: | | | | | | |
| Seniors housing triple-net | 17 | 1,720 | units | 204,452 | | |
| Long-term/post-acute care | 1 | 124 | beds | 15,538 | | |
| Seniors housing operating | 15 | 1,309 | units | 85,589 | | |
| Outpatient medical | 12 | 825,533 | sf | 132,937 | | |
| **Total development projects** | 45 | | | $ 438,516 | | |
| Expansion projects: | | | | | | |
| Seniors housing triple-net | 3 | 61 | units | 6,547 | | |
| Seniors housing operating | 1 | 18 | units | 1,144 | | |
| **Total expansion projects** | 4 | | | $ 7,691 | | |
| **Total development** | 49 | | | $ 446,207 | | 7.6% |
| **Loan advances[3]** | | | | 272,861 | | 10.7% |
| **Gross investments** | | | | $ 3,007,040 | | 6.9% |
| **Dispositions[4]** | | | | | | |
| Seniors housing triple-net | 26 | 1,974 | units | $ 283,263 | $ 143,497 | 6.7% |
| Long-term/post-acute care | 125 | 15,035 | beds | 2,004,948 | 133,352 | 9.1% |
| Outpatient medical | 7 | 365,986 | sf | 80,300 | 219 | 7.9% |
| Real property dispositions | 158 | | | $ 2,368,511 | | 8.8% |
| Loans receivable | | | | 394,496 | | 10.2% |
| **Total dispositions** | 158 | | | $ 2,763,007 | | 9.0% |
| **Net investments** | | | | $ 244,033 | | |

Notes:

(1) Amounts represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions. Yield represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels.

(2) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion divided by commitment amount for SHNNN and LTPAC and annualized cash NOI to be generated upon stabilization divided by commitment amount for SHO and OM.

(3) Amounts represent cash funded to operators for real estate and non-real estate loans, excluding development loans. Yield represents annualized contractual interest divided by investment amount.

(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales. Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds.

# Property Acquisitions/Joint Ventures Detail

| Operator | Units | Location | | | | MSA |
|---|---|---|---|---|---|---|
| **Seniors Housing Triple-Net** | | | | | | |
| Sagora Senior Living | 75 | 8100 Precinct Line Road | Colleyville | Texas | US | Dallas |
| Signature Senior Lifestyle | 99 | London Road | Brentwood | | UK | Greater London |
| Signature Senior Lifestyle | 87 | 450-458 Reigate Road | Epsom | | UK | Greater London |
| Signature Senior Lifestyle | 97 | Portsmouth Road | Hindhead | | UK | Greater London |
| Signature Senior Lifestyle | 94 | Coombe Lane West | Kingston upon Thames | | UK | Greater London |
| Subtotal | 452 | | | | | |
| **Seniors Housing Operating** | | | | | | |
| Northbridge Companies | 110 | 50 Greenleaf Way | Burlington | Massachusetts | US | Boston |
| Northbridge Companies | 85 | 239 Cross Road | North Dartmouth | Massachusetts | US | Providence |
| Northbridge Companies | 70 | 4 Wallace Bashaw Junior Way | Newburyport | Massachusetts | US | Boston |
| Northbridge Companies | 62 | 880 Greendale Avenue | Needham | Massachusetts | US | Boston |
| Northbridge Companies | 85 | 60 Stafford Hill | Plymouth | Massachusetts | US | Boston |
| Northbridge Companies | 94 | 2000 Emerald Court | Tewksbury | Massachusetts | US | Boston |
| Revera | 102 | 1250 Weber Street E | Kitchener | Ontario | CA | Kitchener |
| Senior Resource Group | 233 | 24903 Moulton Parkway | Laguna Hills | California | US | Los Angeles |
| Silverado Senior Living | 90 | 800 C-Bar Ranch Trail | Cedar Park | Texas | US | Austin |
| Silverado Senior Living | 90 | 3690 Mapleshade Lane | Plano | Texas | US | Dallas |
| Silverado Senior Living | 90 | 10120 Louetta Road | Houston | Texas | US | Houston |
| Silverado Senior Living | 90 | 7001 Bryant Irvin Road | Fort Worth | Texas | US | Dallas |
| Subtotal | 1,201 | | | | | |

## Outpatient Medical

| Health System | Square Feet | Location | | | | MSA |
|---|---|---|---|---|---|---|
| Baylor Scott & White Health | 72,015 | 2460 N I-35 East | Waxahachie | Texas | US | Dallas |

(dollars in thousands at Welltower pro rata ownership)

# Capital Expenditures Detail

| | Seniors Housing Triple-Net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total |
|---|---|---|---|---|---|
| Recurring capital expenditures | $ 97 | $ - | $ 11,577 | $ 3,447 | $ 15,121 |
| Tenant improvements | - | - | - | 2,627 | 2,627 |
| Lease commissions | - | - | - | 1,486 | 1,486 |
| FAD expenditures[1] | 97 | - | 11,577 | 7,560 | 19,234 |
| Other capital expenditures[2] | | | 41,839 | 3,979 | 45,818 |
| **Total capital expenditures** | $ 97 | $ - | $ 53,416 | $ 11,539 | $ 65,052 |

Notes:

(1) Represents cash funded for funds available for distribution expenditures: consolidated less noncontrolling plus unconsolidated.

(2) Represents cash funded for renovations, redevelopments and other capital improvements including expenditures to maximize property value, increase NOI, maintain a market-competitive position and/or achieve property stabilization.

(dollars in thousands at Welltower pro rata ownership)

## In-Place NOI Diversification(1)

| By Partner: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| Sunrise Senior Living North America | 114 | $ - | $ - | $ 232,606 | $ - | $ 232,606 | 11.9% |
| Sunrise Senior Living United Kingdom | 45 | - | - | 69,061 | - | 69,061 | 3.5% |
| Brookdale Senior Living | 147 | 127,208 | - | 23,337 | - | 150,545 | 7.7% |
| Genesis HealthCare | 111 | 1,516 | 136,292 | - | - | 137,808 | 7.0% |
| Revera | 98 | - | - | 113,353 | - | 113,353 | 5.8% |
| Benchmark Senior Living | 47 | - | - | 88,241 | - | 88,241 | 4.5% |
| Senior Resource Group | 24 | - | - | 72,453 | - | 72,453 | 3.7% |
| Brandywine Senior Living | 27 | 69,132 | - | - | - | 69,132 | 3.5% |
| Belmont Village | 21 | - | - | 69,089 | - | 69,089 | 3.5% |
| Avery | 43 | 43,498 | - | 696 | - | 44,194 | 2.3% |
| Silverado Senior Living | 32 | 6,213 | - | 36,769 | - | 42,982 | 2.2% |
| Remaining | 590 | 287,545 | 123,500 | 117,327 | 338,648 | 867,020 | 44.4% |
| **Total** | **1,299** | **$ 535,112** | **$ 259,792** | **$ 822,932** | **$ 338,648** | **$ 1,956,484** | **100.0%** |

| By Country: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| United States | 1,052 | $ 467,333 | $ 253,260 | $ 603,825 | $ 320,754 | $ 1,645,172 | 84.1% |
| United Kingdom | 100 | 64,440 | - | 69,757 | 17,894 | 152,091 | 7.8% |
| Canada | 147 | 3,339 | 6,532 | 149,350 | - | 159,221 | 8.1% |
| **Total** | **1,299** | **$ 535,112** | **$ 259,792** | **$ 822,932** | **$ 338,648** | **$ 1,956,484** | **100.0%** |

| By MSA: | Total Properties | Seniors Housing Triple-net | Long-Term/ Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Total | % of Total |
|---|---|---|---|---|---|---|---|
| New York | 58 | $ 63,492 | $ 14,589 | $ 52,491 | $ 4,713 | $ 135,285 | 6.9% |
| Los Angeles | 62 | 2,584 | - | 88,954 | 23,319 | 114,857 | 5.9% |
| Greater London | 43 | 29,386 | - | 47,645 | 17,894 | 94,925 | 4.9% |
| Philadelphia | 39 | 25,127 | 34,772 | 8,780 | 21,702 | 90,381 | 4.6% |
| Dallas | 52 | 27,942 | 5,148 | 14,893 | 28,444 | 76,427 | 3.9% |
| Boston | 43 | 1,723 | 11,497 | 59,626 | 1,068 | 73,914 | 3.8% |
| Seattle | 29 | 19,118 | - | 17,152 | 12,807 | 49,077 | 2.5% |
| Chicago | 25 | 11,295 | 5,038 | 27,169 | 3,395 | 46,897 | 2.4% |
| San Francisco | 16 | 11,629 | - | 31,972 | - | 43,601 | 2.2% |
| Toronto | 26 | - | - | 37,112 | - | 37,112 | 1.9% |
| Houston | 24 | 2,531 | - | 9,463 | 24,456 | 36,450 | 1.9% |
| Washington D.C. | 16 | 3,731 | 8,118 | 21,107 | - | 32,956 | 1.7% |
| San Diego | 12 | - | 2,676 | 27,717 | 1,753 | 32,146 | 1.6% |
| Indianapolis | 17 | 12,980 | 9,681 | - | 8,054 | 30,715 | 1.6% |
| Kansas City | 24 | 7,533 | 5,278 | 9,188 | 6,448 | 28,447 | 1.5% |
| Minneapolis | 18 | 10,895 | - | 5,553 | 11,738 | 28,186 | 1.4% |
| Atlanta | 18 | 2,206 | - | 10,671 | 14,597 | 27,474 | 1.4% |
| Milwaukee | 14 | 4,067 | 4,315 | - | 15,020 | 23,402 | 1.2% |
| Ottawa | 20 | - | - | 20,014 | - | 20,014 | 1.0% |
| Miami | 22 | - | - | 3,338 | 14,991 | 18,329 | 0.9% |
| Remaining | 721 | 298,873 | 158,680 | 330,087 | 128,249 | 915,889 | 46.8% |
| **Total** | **1,299** | **$ 535,112** | **$ 259,792** | **$ 822,932** | **$ 338,648** | **$ 1,956,484** | **100.0%** |

Notes:

(1) Represents current quarter annualized in-place NOI. See page 26 for reconciliation.

## Top Ten Operating Partner Descriptions

**Sunrise Senior Living North America,** located in McLean, VA, is a privately held company that operates over 260 premium private pay seniors housing communities with over 24,000 units in the United States and Canada. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2016, the Welltower portfolio consists of 120 private pay seniors housing facilities in 24 states, the District of Columbia and one Canadian Province. **Sunrise Senior Living United Kingdom,** located in Beaconsfield, UK, is a wholly-owned subsidiary of Sunrise Senior Living that operates 44 premium private-pay seniors housing communities with over 3,400 units in the United Kingdom. In addition, there are six communities with 400 units currently under development. As of 12/31/2016, Welltower owns 44 facilities and six developments with a large concentration in Greater London.

**Brookdale Senior Living** (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care, and rehab services. The company operates approximately 1,150 seniors housing facilities located in 46 states and has the ability to serve over 111,000 residents. As of 12/31/2016, the Welltower portfolio consisted of 148 seniors housing facilities in 29 states.

**Genesis Healthcare** (NYSE:GEN), located in Kennett Square, PA, is a publicly traded company that is the nation's largest skilled nursing care provider with more than 500 skilled nursing centers and assisted living residences in 34 states nationwide. Genesis also provides rehabilitation therapy to over 1,700 healthcare providers in 45 states and the District of Columbia. As of 12/31/2016, the wholly-owned Welltower portfolio consisted of four seniors housing properties and 81 long-term/post-acute care properties. Welltower also has a JV ownership of 28 additional long-term/post-acute care properties. The portfolio is spread across 16 states.

**Revera**, headquartered in Mississauga, Ontario, is a leading owner, operator and investor in the senior living sector. Revera owns or operates more than 500 properties across Canada, the United States and the United Kingdom, serving more than 50,000 seniors and employing over 45,000 people. The company offers seniors' apartments, IL, AL, memory care, and long term care. As of 12/31/2016, the Welltower portfolio consisted of 98 private pay seniors housing facilities located across seven Canadian provinces operated by Revera. Revera and Welltower also jointly own 20 properties and eight developments in the United Kingdom.

**Benchmark Senior Living,** located in Waltham, MA, is a privately held company that operates 53 premium private pay seniors housing facilities with over 4,500 residents with a concentration in New England. As of 12/31/2016, the Welltower portfolio consisted of 49 private pay seniors housing facilities in six states.

**Senior Resource Group**, headquartered in Solana Beach, CA, is an award-winning, fully integrated developer, owner and operator of IL, AL and ALZ senior living communities across the United States. Senior Resource Group owns and operates 32 communities across six states. As of 12/31/2016, the Welltower portfolio consisted of 26 seniors housing facilities in six states.

**Brandywine Senior Living,** located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,600 units in five states. The company has a concentration in infill markets in the Mid-Atlantic. As of 12/31/2016, the Welltower portfolio consisted of 27 existing facilities and two facilities under construction located in six states.

**Belmont Village,** located in Houston, TX, is a privately held company that operates 25 premium private pay seniors housing facilities in seven states and an additional facility in Mexico City. The portfolio is concentrated in infill locations in major metro markets. As of 12/31/2016, the Welltower portfolio consisted of 21 private pay seniors housing facilities in six states.

**Avery,** located in Northampton, UK, is a privately held company that develops and operates high quality private pay oriented seniors housing facilities across England. As of 12/31/2016, the Welltower portfolio consisted of 46 private pay seniors housing facilities in nine regions in England.

**Silverado,** located in Irvine, CA, is a privately held company that specializes in memory care, hospice care and home health services. Silverado operates 36 Memory Care facilities in urban and suburban markets in seven states. As of 12/31/2016, the Welltower portfolio consisted of 33 seniors housing facilities in six states.

## Portfolio Performance - Triple-Net Payment Coverage Profile


EBITDAR Coverage(1)
Remaining Term (years)
LT PAC
SH NNN
% Share of Total In-Place NOI(2)
No Corporate Guaranty
< 1.0x coverage and cross defaulted with an agreement > 1.0x coverage

## Long-Term/Post-Acute Care In-Place NOI by Quality Mix

| Quality Mix[3] | Properties | In-Place NOI (thousands)[2] | % of In-Place NOI |
|---|---|---|---|
| 0-10% | - | $ - | 0.0% |
| 10-20% | 4 | 4,579 | 1.8% |
| 20-30% | 19 | 19,184 | 7.4% |
| 30-40% | 22 | 27,704 | 10.7% |
| 40-50% | 34 | 40,991 | 15.8% |
| 50-60% | 28 | 36,883 | 14.2% |
| 60-70% | 15 | 19,185 | 7.4% |
| 70-80% | 4 | 4,179 | 1.6% |
| 80-90% | 12 | 18,929 | 7.3% |
| 90-100% | 44 | 81,885 | 31.5% |
| Other[4] | 2 | 6,273 | 2.4% |
| **Total** | 184 | $ 259,792 | 100.0% |

Notes:

(1) Represents trailing twelve month coverage metrics as of September 30, 2016 for stable portfolio only. Excludes properties acquired during the time period. Agreements included represent 84% of total seniors housing triple-net and long-term/post-acute care In-Place NOI. Agreements with mixed units use the predominant type based on investment balance.

(2) See page 26 for reconciliation.

(3) Represents the quality mix for the quarter ending September 30, 2016. Quality mix represents non-Medicaid revenues as a percentage of total revenues.

(4) Represents properties (a) that were held for sale, transitioned less than 12 months prior to current quarter end, or disposed of during the current quarter, or (b) that did not provide payer mix data for the quarter ending September 30, 2016.

(Currency amounts in thousands, except per bed/unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

## Quality Indicators

| Long-Term/Post-Acute Care | | US Portfolio[1,3] | | Industry Benchmarks[2] |
|---|---|---|---|---|
| Property age | | 20 | | 38 |
| Quality mix (days) | | 40.9% | | 33.5% |
| EBITDARM per bed | $ | 21,408 | | DNA |

| Seniors Housing Operating | | US Portfolio[3,5,6] | | Industry Benchmarks[4] |
|---|---|---|---|---|
| Property age | | 15 | | 20 |
| 5 year total population growth | | 4.0% | | 3.7% |
| 5 year 75+ population growth | | 13.2% | | 11.6% |
| Housing value | $ | 482,461 | $ | 192,432 |
| Household income | $ | 81,062 | $ | 55,551 |
| REVPOR (monthly) | $ | 6,755 | $ | 4,464 |
| SS REVPOR growth (average) | | 4.5% | | 3.0% |
| SSNOI per unit (annual) | $ | 23,447 | $ | 16,271 |
| SSNOI growth (average) | | 2.8% | | DNA |

| | | UK Portfolio[3,5,6] | | Industry Benchmarks[7] |
|---|---|---|---|---|
| Property age | | 9 | | 20 |
| Units per property | | 77 | | 38 |
| 5 year total population growth | | 3.9% | | 3.3% |
| 5 year 75+ population growth | | 16.0% | | 15.7% |
| Housing value | £ | 417,267 | £ | 265,083 |
| REVPOR (monthly) | £ | 6,312 | £ | 3,015 |
| SS REVPOR growth (average) | | 3.6% | | 2.8% |
| SSNOI per unit (annual) | £ | 21,639 | £ | 8,339 |
| SSNOI growth (average) | | 3.6% | | DNA |

| | | Canadian Portfolio[3,5,6] | | Industry Benchmarks[8] |
|---|---|---|---|---|
| Occupancy | | 93.2% | | 91.8% |
| 5 year total population growth | | 4.8% | | 4.7% |
| 5 year 75+ population growth | | 18.4% | | DNA |
| Housing value | C$ | 587,428 | C$ | 391,660 |
| Household income | C$ | 105,204 | C$ | 95,126 |
| REVPOR (monthly) | C$ | 3,565 | C$ | 2,314 |
| SS REVPOR growth (average) | | 3.4% | | 2.3% |
| SSNOI per unit (annual) | C$ | 15,261 | | DNA |
| SSNOI growth (average) | | 5.6% | | DNA |

Notes:
(1) Welltower data as of September 30, 2016 for long-term/post-acute care. All metrics except age and quality mix (days) are based on Welltower's stable portfolio. EBITDARM per bed represents trailing twelve months results.
(2) Property age per 4Q16 NIC MAP for Majority NC Properties in the primary and secondary markets; quality mix per NIC Skilled Nursing Data Report, September 30, 2016 and reported in days.
(3) Property age, housing value and household income are NOI-weighted as of December 31, 2016. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent average performance of Welltower's same store portfolio over the past four quarters. See pages 27 and 29 for reconciliations.
(4) Property age, REVPOR and REVPOR growth per 4Q16 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2016-2021 Nielsen projections; housing value and household income are the US median per Nielsen 2016; NOI per unit per The State of Seniors Housing 2016 and represents 2015 results.
(5) REVPOR is based on total 4Q16 results. See page 27 for reconciliation.
(6) Represents the annual NOI per unit available based on trailing twelve months for those properties in the portfolio for 15 months preceding the end of the portfolio performance period. NOI per unit for UK portfolio in GBP calculated by taking NOI per unit in USD divided by a standardized GBP/USD rate of 1.4950. NOI per unit for Canadian portfolio in CAD calculated by taking NOI per unit in USD divided by a standardized USD/CAD rate of 1.3495. See page 29 for reconciliation.
(7) Property age and units per property per LaingBuisson, Care of Older People 27th Edition; population growth reflects 2016-2021 CACI projections; housing value represents UK average per CACI 2016; REVPOR, REVPOR growth and NOI per unit per Knight Frank 2016 Care Homes Trading Performance Review and assumes a 5% management fee.
(8) Occupancy per Canada Mortgage and Housing Corporation's Seniors' Housing Report 2016; population growth reflects 2016-2021 Environics projection; housing value and household income represents Canadian average per Environics 2016; REVPOR and REVPOR growth represent annual averages from CMHC Seniors' Housing Report.

(dollars in thousands at Welltower pro rata ownership)

## New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.0% of our total annualized in-place NOI.

| | Welltower | | | 3-Mile Ring[1] | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Welltower | | | | | | | | | |
| MSA | Prop. / Units | Annualized In-Place NOI[2] | % of US SHO Portfolio | Prop. / Units Under Construction[3] | Prop. / Units Potentially Impacted | NOI Potentially Impacted[4] | 5 Year Total Pop. Growth[5] | 5 Year 75+ Pop. Growth[5] | Avg. Pop. Density[6] | Household Income[7] | Housing Value[7] | Est. Net Annual Inventory Growth[8] | Est. Annual Job Growth[9] |
| Los Angeles | 37 / 4,253 | $88,954 | 14.7% | 3 / 393 | 3 / 444 | $2,428 | 4.4% | 12.1% | 6,912 | $76,000 | $709,382 | 0.4% | 1.7% |
| Boston | 32 / 2,410 | 59,626 | 9.9% | 1 / 121 | 1 / 79 | 1,877 | 4.1% | 11.3% | 2,991 | 92,413 | 510,543 | 4.4% | 1.8% |
| New York | 16 / 1,217 | 52,491 | 8.7% | 1 / 146 | 1 / 79 | 2,403 | 1.5% | 8.1% | 8,784 | 99,510 | 490,989 | 0.8% | 1.2% |
| San Francisco | 11 / 1,241 | 31,972 | 5.3% | - | - | - | 5.7% | 16.6% | 7,347 | 92,752 | 829,524 | 1.6% | 2.5% |
| San Diego | 9 / 1,227 | 27,717 | 4.6% | 2 / 128 | 2 / 194 | 970 | 5.0% | 15.2% | 4,805 | 82,914 | 656,175 | 1.4% | 2.2% |
| Chicago | 14 / 1,656 | 27,169 | 4.5% | 7 / 648 | 5 / 635 | 7,540 | 1.1% | 13.3% | 3,325 | 76,188 | 286,506 | 5.2% | 0.8% |
| Washington D.C. | 7 / 596 | 21,107 | 3.5% | - | - | - | 4.8% | 15.2% | 4,454 | 118,284 | 735,996 | 2.3% | 1.9% |
| Seattle | 10 / 1,098 | 17,152 | 2.8% | 1 / 60 | 1 / 64 | 43 | 5.4% | 15.3% | 4,876 | 72,774 | 440,371 | 1.2% | 3.5% |
| Dallas | 8 / 1,099 | 14,893 | 2.5% | - | - | - | 6.5% | 23.9% | 4,200 | 64,530 | 263,925 | 3.9% | 3.3% |
| San Jose | 6 / 735 | 14,761 | 2.4% | - | - | - | 6.4% | 13.7% | 6,328 | 95,894 | 815,734 | 0.3% | 3.3% |
| New Haven | 6 / 688 | 12,128 | 2.0% | - | - | - | 0.1% | 5.4% | 2,376 | 61,114 | 227,587 | 1.3% | 0.6% |
| Atlanta | 8 / 771 | 10,671 | 1.8% | 4 / 597 | 4 / 315 | 4,006 | 7.1% | 24.2% | 3,287 | 77,590 | 370,085 | 5.5% | 2.6% |
| Houston | 7 / 648 | 9,463 | 1.6% | 1 / 32 | 1 / 96 | 587 | 8.6% | 28.1% | 3,769 | 75,852 | 393,153 | 6.5% | 0.5% |
| Kansas City | 6 / 785 | 9,188 | 1.5% | 3 / 680 | 3 / 358 | 2,839 | 2.7% | 12.2% | 2,315 | 67,530 | 243,620 | 9.4% | 0.9% |
| Providence | 5 / 600 | 8,919 | 1.5% | - | - | - | 1.3% | 9.6% | 2,794 | 84,166 | 321,923 | 0.8% | 1.1% |
| Philadelphia | 5 / 374 | 8,780 | 1.5% | - | - | - | 0.9% | 5.1% | 1,904 | 91,368 | 371,748 | 0.9% | 1.5% |
| Detroit | 5 / 296 | 8,158 | 1.4% | 1 / 104 | 1 / 52 | 1,589 | 0.8% | 5.4% | 3,686 | 76,029 | 217,937 | 4.1% | 1.8% |
| Norwalk | 3 / 328 | 8,056 | 1.3% | - | - | - | 2.7% | 11.4% | 1,733 | 103,983 | 480,832 | -0.2% | -0.8% |
| Hartford | 4 / 351 | 8,029 | 1.3% | - | - | - | 0.7% | 5.5% | 1,291 | 81,299 | 271,808 | 9.2% | 0.4% |
| Santa Maria, CA | 2 / 605 | 7,810 | 1.3% | - | - | - | 5.0% | 6.6% | 2,780 | 76,477 | 632,881 | N/A | 2.1% |
| Phoenix | 6 / 678 | 7,594 | 1.3% | 1 / 76 | 1 / 97 | 974 | 6.8% | 19.9% | 3,112 | 65,737 | 276,455 | 4.8% | 1.1% |
| Denver | 3 / 510 | 7,257 | 1.2% | 1 / 153 | 1 / 85 | 504 | 7.7% | 17.2% | 3,805 | 71,603 | 336,991 | 6.4% | 3.1% |
| Tampa | 3 / 905 | 6,867 | 1.1% | - | - | - | 9.4% | 18.1% | 1,318 | 66,332 | 209,708 | 2.0% | 2.6% |
| Sacramento | 3 / 238 | 6,107 | 1.0% | 1 / 130 | 1 / 66 | 1,359 | 5.2% | 11.9% | 3,580 | 75,560 | 366,473 | 5.4% | 2.8% |
| Austin | 4 / 409 | 5,974 | 1.0% | 1 / 60 | 1 / 90 | 339 | 11.3% | 34.0% | 1,557 | 98,086 | 544,978 | 10.3% | 2.0% |
| Total - Top 25 | 220 / 23,718 | $480,843 | 79.6% | 28 / 3,328 | 26 / 2,654 | $27,456 | 4.3% | 13.9% | 4,587 | $83,385 | $522,509 | 2.6%[10] | 1.8%[10] |
| All Other US SHO Markets | 65 / 7,471 | 122,982 | 20.4% | 10 / 1,053 | 10 / 1,298 | 12,163 | 3.0% | 10.8% | 2,351 | 68,303 | 310,597 | | |
| Total US SHO | 285 / 31,189 | $603,825 | 100.0% | 38 / 4,381 | 36 / 3,952 | $39,619 | 4.0% | 13.2% | 4,098 | $81,062 | $482,461 | | |
| % of Total NOI | | | | | | 2.0% | | | | | | | |
| US National Average | | | | | | | 3.7% | 11.6% | 91 | $55,551 | $192,432 | 3.2%[11] | 1.5% |

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.

(2) Represents annualized in-place NOI. See pages 6 and 26 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2016-2021.

(6) Average population density data represents average population per square mile within a 3-mile ring based on 2016 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q16. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations.

(9) Annual job growth data represents MSA level growth from November 2015-November 2016 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

(dollars in thousands at Welltower pro rata ownership)

# New Supply in Our US Seniors Housing Operating Portfolio

We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 4.1% of our total annualized in-place NOI.

| | Welltower | | | Welltower | | | 5-Mile Ring[1] | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| MSA | Prop. / Units | Annualized In-Place NOI[2] | % of US SHO Portfolio | Prop. / Units Under Construction[3] | Prop. / Units Potentially Impacted | NOI Potentially Impacted[4] | 5 Year Total Pop. Growth[5] | 5 Year 75+ Pop. Growth[5] | Avg. Pop. Density[6] | Household Income[7] | Housing Value[7] | Est. Net Annual Inventory Growth[8] | Est. Annual Job Growth[9] |
| Los Angeles | 37 / 4,253 | $88,954 | 14.7% | 3 / 393 | 6 / 792 | $5,470 | 4.3% | 12.2% | 6,653 | $71,993 | $673,173 | 0.4% | 1.7% |
| Boston | 32 / 2,410 | 59,626 | 9.9% | 6 / 538 | 5 / 303 | 6,347 | 4.2% | 11.5% | 2,818 | 89,130 | 487,918 | 4.4% | 1.8% |
| New York | 16 / 1,217 | 52,491 | 8.7% | 1 / 146 | 1 / 79 | 2,403 | 1.7% | 8.3% | 7,506 | 94,266 | 470,926 | 0.8% | 1.2% |
| San Francisco | 11 / 1,241 | 31,972 | 5.3% | - | - | - | 5.8% | 16.2% | 6,258 | 90,617 | 812,612 | 1.6% | 2.5% |
| San Diego | 9 / 1,227 | 27,717 | 4.6% | 3 / 192 | 3 / 360 | 3,028 | 5.5% | 14.6% | 4,336 | 79,551 | 632,953 | 1.4% | 2.2% |
| Chicago | 14 / 1,656 | 27,169 | 4.5% | 13 / 1,223 | 8 / 892 | 11,595 | 0.9% | 13.6% | 3,065 | 76,342 | 291,627 | 5.2% | 0.8% |
| Washington D.C. | 7 / 596 | 21,107 | 3.5% | 1 / 88 | 2 / 135 | 1,392 | 5.4% | 16.0% | 4,564 | 112,184 | 688,124 | 2.3% | 1.9% |
| Seattle | 10 / 1,098 | 17,152 | 2.8% | 1 / 60 | 1 / 64 | 43 | 5.7% | 17.4% | 4,580 | 70,978 | 431,763 | 1.2% | 3.5% |
| Dallas | 8 / 1,099 | 14,893 | 2.5% | 2 / 224 | 3 / 355 | 1,733 | 6.3% | 21.5% | 3,733 | 62,319 | 248,145 | 3.9% | 3.3% |
| San Jose | 6 / 735 | 14,761 | 2.4% | - | - | - | 6.3% | 14.5% | 5,425 | 96,717 | 828,675 | 0.3% | 3.3% |
| New Haven | 6 / 688 | 12,128 | 2.0% | - | - | - | 0.4% | 6.1% | 2,352 | 59,896 | 237,551 | 1.3% | 0.6% |
| Atlanta | 8 / 771 | 10,671 | 1.8% | 5 / 669 | 5 / 392 | 5,737 | 7.2% | 25.5% | 3,104 | 73,341 | 349,092 | 5.5% | 2.6% |
| Houston | 7 / 648 | 9,463 | 1.6% | 2 / 227 | 3 / 366 | 2,405 | 8.8% | 30.0% | 3,802 | 67,654 | 291,086 | 6.5% | 0.5% |
| Kansas City | 6 / 785 | 9,188 | 1.5% | 4 / 796 | 4 / 545 | 5,392 | 3.2% | 11.6% | 2,180 | 65,381 | 220,216 | 9.4% | 0.9% |
| Providence | 5 / 600 | 8,919 | 1.5% | 1 / 58 | 1 / 120 | 939 | 1.1% | 9.8% | 2,314 | 84,222 | 332,758 | 0.8% | 1.1% |
| Philadelphia | 5 / 374 | 8,780 | 1.5% | - | - | - | 1.2% | 5.7% | 2,146 | 84,220 | 348,859 | 0.9% | 1.5% |
| Detroit | 5 / 296 | 8,158 | 1.4% | 2 / 226 | 2 / 132 | 3,391 | 0.9% | 7.2% | 3,681 | 67,649 | 182,713 | 4.1% | 1.8% |
| Norwalk | 3 / 328 | 8,056 | 1.3% | - | - | - | 2.8% | 11.5% | 1,890 | 80,522 | 398,299 | -0.2% | -0.8% |
| Hartford | 4 / 351 | 8,029 | 1.3% | 1 / 222 | 1 / 54 | 707 | 0.5% | 5.0% | 1,216 | 77,352 | 261,020 | 9.2% | 0.4% |
| Santa Maria, CA | 2 / 605 | 7,810 | 1.3% | - | - | - | 5.6% | 7.7% | 1,626 | 68,309 | 638,044 | N/A | 2.1% |
| Phoenix | 6 / 678 | 7,594 | 1.3% | 4 / 596 | 2 / 241 | 2,668 | 7.1% | 20.7% | 2,936 | 59,938 | 239,619 | 4.8% | 1.1% |
| Denver | 3 / 510 | 7,257 | 1.2% | 3 / 312 | 2 / 304 | 1,186 | 7.1% | 19.2% | 3,912 | 73,338 | 330,256 | 6.4% | 3.1% |
| Tampa | 3 / 905 | 6,867 | 1.1% | - | - | - | 10.0% | 15.5% | 1,329 | 57,549 | 180,104 | 2.0% | 2.6% |
| Sacramento | 3 / 238 | 6,107 | 1.0% | 1 / 130 | 1 / 66 | 1,359 | 4.8% | 13.0% | 3,411 | 71,905 | 345,609 | 5.4% | 2.8% |
| Austin | 4 / 409 | 5,974 | 1.0% | 1 / 60 | 1 / 90 | 339 | 10.7% | 33.2% | 1,848 | 76,390 | 444,403 | 10.3% | 2.0% |
| Total - Top 25 | 220 / 23,718 | $480,843 | 79.6% | 54 / 6,160 | 51 / 5,290 | $56,133 | 4.4% | 14.1% | 4,259 | $79,424 | $498,866 | 2.6%[10] | 1.8%[10] |
| All Other US SHO Markets | 65 / 7,471 | 122,982 | 20.4% | 20 / 2,291 | 17 / 2,244 | 23,156 | 3.3% | 11.4% | 2,079 | 65,648 | 293,239 | | |
| Total US SHO | 285 / 31,189 | $603,825 | 100.0% | 74 / 8,451 | 68 / 7,534 | $79,289 | 4.1% | 13.5% | 3,782 | $77,236 | $459,925 | | |
| % of Total NOI | | | | | | 4.1% | | | | | | | |
| US National Average | | | | | | | 3.7% | 11.6% | 91 | $55,551 | $192,432 | 3.2%[11] | 1.5% |

Notes:

(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. For this table, we have applied a 5-mile competitive ring to all of our properties. We have also included a sensitivity with a 3-mile ring.

(2) Represents annualized in-place NOI. See pages 6 and 26 for a reconciliation.

(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.

(4) Reflects annualized in-place NOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.

(5) Total population and 75+ population growth data represents simple averages of Nielsen estimates for 2016-2021.

(6) Average population density data represents average population per square mile within a 5-mile ring based on 2016 Nielsen estimates.

(7) Household income and household value data are medians weighted by NOI.

(8) NIC MAP Data and Analysis Service, 4Q16. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by NOI.

(9) Annual job growth data represents MSA level growth from November 2015-November 2016 per Bureau of Labor Statistics.

(10) Weighted by NOI.

(11) Reflects net inventory growth for NIC Top 99 Markets.

# New Supply in Our U.S. Seniors Housing Operating Portfolio

Each market is unique due to population density, town lines, geographic barriers, roads/infrastructure and the amount and quality of competitive properties. The data and the numbers do not tell the entire story. Therefore we have provided below some context for each of our properties that will be subject to new supply. The following commentary provides further context behind the new supply table on page 10, particularly as it relates to the potential impact to Welltower's NOI.

**Los Angeles**

We own a 92 unit memory care community in the Los Angeles MSA managed by Silverado. The project under construction is located over two miles away in a different town and is expected to open in Q4 2017. It is a 201 unit community comprised of 61 independent living units, 115 assisted living units and 25 memory care units. It will be managed by an operator that typically targets lower acuity residents than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability. Our community has consistently maintained occupancy around 95%.

We own a 113 unit community in the Los Angeles MSA managed by Sunrise that is comprised of 92 assisted living units and 21 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q2 2017. It is a 60 unit memory care facility. The operator of the development project typically offers a lower service package and price point than Sunrise.

We own a 239 unit community in the Los Angeles MSA managed by Senior Resource Group (SRG) that is comprised of 156 independent living units and 83 assisted living units. The project under construction is located two miles away in a different town and is expected to open in Q1 2017. It is a 132 unit assisted living community. Our property will be managed by SRG and will offer premium services compared to the project under construction which will be managed by a local operator. Our community allows residents to age in place and has consistently maintained occupancy above 90%.

**Boston**

We own a 79 unit community in the Boston MSA managed by Sunrise that is comprised of 64 assisted living units and 15 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q1 2018. It is a 121 unit community comprised of 62 independent living units, 31 assisted living units and 28 memory care units. The operator of the development project typically offers a lower service package and price point than Sunrise. Our community, which is well located in a densely populated market, has consistently maintained occupancy above 95%.

**New York**

We own a 79 unit community in the New York City MSA managed by Sunrise that is comprised of 61 assisted living units and 18 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q3 2017. It is a 146 unit community comprised of 100 assisted living units and 46 memory care units. The operator of the development project is new to the market, whereas Sunrise has a well-established presence in the New York City MSA with a deep referral network and strong brand recognition.

**San Diego**

We own a 144 unit community in the San Diego MSA managed by Merrill Gardens that is comprised of 55 independent living units, 45 assisted living units and 44 memory care units. The project under construction is located two miles away and is expected to open in Q1 2017. It is a 64 unit memory care community. Our property, which allows residents to age in place, was recently significantly renovated in 2016 and has consistently maintained occupancy around 95%.

We own a 50 unit community in the San Diego MSA managed by Sunrise that is comprised of 31 assisted living units and 19 memory care units. The project under construction is located one mile away in and is expected to open in Q1 2017. It is a 64 unit assisted living community.

**Chicago**

We own a 59 unit community in the Chicago MSA managed by Sunrise that is comprised of 46 assisted living units and 13 memory care units. The project under construction is located three miles away in a different town and is expected to open in Q1 2017. It is a 96 unit assisted living community and will be managed by a regional operator with a limited presence in the market. Sunrise has a well-established presence in the Chicago MSA with a deep referral network and strong brand recognition. Our community has consistently maintained occupancy above 90%.

We own a 142 unit community in the Chicago MSA managed by Sunrise that is comprised of 62 independent living units, 60 assisted living units and 20 memory care units. The project under construction is located three miles away in a different town and is expected to open in Q3 2017. It is a 72 unit memory care community. This will be the operator's first community in Illinois, whereas Sunrise has a well-established presence in the Chicago MSA with a deep referral network and strong brand recognition. Our community allows residents to age in place and has consistently maintained occupancy above 95%.

We own a 122 unit community in the Chicago MSA managed by Belmont Village that is comprised of 61 assisted living units and 61 memory care units. There are projects under construction within three miles, all in different towns, comprised of 208 assisted living units and 112 memory care units. These projects are expected to open by Q3 2017. Our community has consistently maintained occupancy above 90%.

We own a 156 unit community in the Chicago MSA managed by Belmont Village that is comprised of 89 assisted living units and 67 memory care units. The project under construction is located two miles away and is expected to open in Q4 2017. It is a 72 unit memory care community.

We own a 156 unit community in the Chicago MSA managed by Belmont Village that is comprised of 61 assisted living units and 95 memory care units. The project under construction is located one mile away in a different town and is expected to open in Q1 2017. It is an 88 unit community comprised of 64 assisted living units and 24 memory care units.

**Seattle**

We own a 64 unit community in the Seattle MSA managed by Sunrise that is comprised of 45 assisted living units and 19 memory care units. The project under construction is located less than one mile away and is expected to open in Q2 2017. It is a 60 unit memory care community. Sunrise has a well-established presence in the Seattle MSA with a deep referral network and strong brand recognition.

**Atlanta**

We own an 83 unit community in the Atlanta MSA managed by Belmont Village that is comprised of 64 assisted living units and 19 memory care units. The project under construction is located three miles away and is expected to open in Q1 2017. It is a 200 unit community comprised of 100 independent living unit, 60 assisted living units and 40 memory care units. It will be operated by a company with limited presence and name recognition in the market. Our community has consistently maintained occupancy above 90%.

We own a 75 unit community in the Atlanta MSA managed by Sunrise that is comprised of 50 assisted living units and 25 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q3 2017. It is a 99 unit community comprised of 74 assisted living units and 25 memory care units. Our property has consistently maintained occupancy above 95%.

We own a 78 unit community in the Atlanta MSA managed by Belmont Village that is comprised of 35 independent living units, 28 assisted living units, and 15 memory care units. There are two projects under construction nearby. The first project is located two miles away in a different town and is expected to open in Q2 2017. It is a 250 unit community comprised of 164 independent living units, 55 assisted living units and 31 memory care units. This project is part of a larger master planned community, focused on lower acuity services. The second project is located one mile away in a different town and is expected to open in Q2 2017. It is a 48 unit memory care facility. Our community has consistently maintained occupancy around 95% and allows residents to age in place.

We own a 79 unit community in the Atlanta MSA managed by Sunrise that is comprised of 58 assisted living units and 21 memory care units. There are two projects under construction nearby. The first project is located three miles away in a different town and is expected to open in Q2 2017. It is a 250 unit community comprised of 164 independent living units, 55 assisted living units and 31 memory care units. This project is part of a larger master planned community, focused on lower acuity services. The second project is located one mile away and is expected to open in Q2 2017. It is a 48 unit memory care facility. Both communities under construction will be operated by companies with a limited presence and name recognition in the market, whereas Sunrise has a well-established presence in the Atlanta MSA with a deep referral network and strong brand recognition.

**Houston**

We own a 96 unit memory care community in the Houston MSA managed by Silverado. The project under construction is located one mile away and is expected to open in Q4 2017. It is a 32 unit memory care community and will be managed by an operator that has a different approach to memory care than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability. Silverado has a well-established presence in the Houston MSA with a deep referral network and strong brand recognition.

**Kansas City**

We own an 82 unit community in the Kansas City MSA managed by Sunrise that is comprised of 53 assisted living units and 29 memory care units. The project under construction is located two miles away and is expected to open in Q2 2017. It is a 135 unit community comprised of 65 independent living units and 70 memory care units. The new project will be operated by a company with limited presence and name recognition in the market and is expected to offer a lower service package than Sunrise. Sunrise has a well-established presence in the Kansas City MSA with a deep referral network and strong brand recognition.

We own a 92 unit community in the Kansas City MSA managed by Brookdale that is comprised of 72 assisted living units and 20 memory care units. The project under construction is located over two miles away in a different town and is expected to open in Q4 2017. It is a 207 unit community comprised of 130 independent living units and 77 assisted living units. The operator of the development project offers a lower service package and price point than Brookdale.

We own a 184 unit independent living community in the Kansas City MSA managed by Senior Star. The project under construction is located three miles away and is expected to open in Q3 2017. It is a 338 unit community comprised of 148 independent living units, 46 assisted living units, 24 memory care units and 120 skilled nursing units.

**Detroit**

We own a 52 unit community in the Detroit MSA managed by Sunrise that is comprised of 39 assisted living units and 13 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q4 2017. It is a 104 unit community comprised of 60 assisted living units and 44 memory care units. The operator of the development project currently operates only one facility in Michigan, whereas Sunrise has a well-established presence in the Detroit MSA with a deep referral network and strong brand recognition.

**Phoenix**

We own a 97 unit community in the Phoenix MSA managed by Brookdale that is comprised of 83 assisted living units and 14 memory care units. The project under construction is located two miles away in a different town and is expected to open in Q1 2017. It is a 76 unit assisted living community and will be managed by a regional operator with limited presence in the Phoenix MSA, whereas Brookdale has a proven national track record and a strong presence in the Phoenix market.

**Denver**

We own an 85 unit community in the Denver MSA managed by Brookdale that is comprised of 53 assisted living units and 32 memory care units. The project under construction is located within one mile and is expected to open in Q1 2018. It is a 153 unit community comprised of 129 assisted living units and 24 memory care units. This operator has a limited presence in Denver, whereas Brookdale has a well-established presence in the Denver MSA with a deep referral network and strong brand recognition.

**Sacramento**

We own a 66 unit community in the Sacramento MSA managed by Oakmont that is comprised of 47 assisted living units and 19 memory care units. The project under construction is located over one mile away and is expected to open in Q1 2017. It is a 130 unit community consisting of 85 independent living units, 26 assisted living units and 19 memory care units. Our community has maintained occupancy above 95% and a long waiting list.

**Austin**

We own a 90 unit memory care community in the Austin MSA managed by Silverado. The project under construction is located one mile away and is expected to open in Q1 2017. It is a 60 unit memory care community. It will be managed by an operator that has a different approach to memory care than Silverado, the leading memory care specialist in the world with a unique clinical services offering that includes proprietary programming designed to help residents build and maintain cognitive ability.

(dollars in thousands at Welltower pro rata ownership)

# Seniors Housing Operating(1)

| Total Performance | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|
| Properties | 440 | 443 | 445 | 465 | 485 |
| Beds/Units | 50,979 | 51,159 | 51,634 | 54,407 | 56,143 |
| Total occupancy | 91.2% | 91.0% | 90.7% | 90.8% | 90.2% |
| Total revenues | $ 579,715 | $ 591,066 | $ 606,562 | $ 612,981 | $ 643,849 |
| Operating expenses | $ 392,466 | $ 397,166 | $ 402,927 | $ 416,671 | $ 437,857 |
| NOI | $ 187,249 | $ 193,900 | $ 203,635 | $ 196,310 | $ 205,992 |
| NOI margin | 32.3% | 32.8% | 33.6% | 32.0% | 32.0% |

| Same Store Performance(2) | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|
| Properties | 393 | 393 | 393 | 393 | 393 |
| Occupancy | 90.8% | 90.4% | 90.2% | 90.5% | 90.4% |
| Same store revenues | $ 541,410 | 548,358 | $ 552,327 | $ 561,050 | $ 562,007 |
| Compensation | 221,157 | 227,729 | 225,933 | 231,014 | 235,072 |
| Utilities | 18,797 | 19,860 | 17,523 | 20,064 | 19,206 |
| Food | 20,076 | 19,513 | 19,356 | 19,666 | 19,855 |
| Repairs and maintenance | 13,309 | 12,279 | 12,562 | 13,634 | 14,872 |
| Property taxes | 14,600 | 14,641 | 14,791 | 15,392 | 13,518 |
| All other | 79,111 | 77,316 | 80,089 | 80,442 | 82,153 |
| Same store operating expenses | 367,050 | 371,338 | 370,254 | 380,212 | 384,676 |
| Same store NOI | $ 174,360 | 177,020 | $ 182,073 | $ 180,838 | $ 177,331 |
| Year over year growth rate | | | | | 1.7% |

| Partners | Properties | Beds / Units | Welltower Ownership % |
|---|---|---|---|
| Sunrise Senior Living | 169 | 13,349 | 97.4% |
| Revera | 98 | 12,147 | 75.0% |
| Benchmark Senior Living | 47 | 4,046 | 95.0% |
| Senior Resource Group | 24 | 4,492 | 67.0% |
| Belmont Village | 21 | 2,961 | 95.0% |
| Silverado Senior Living | 28 | 2,542 | 95.6% |
| Chartwell Retirement Residences | 41 | 8,037 | 51.8% |
| Brookdale Senior Living | 15 | 1,971 | 80.0% |
| Merrill Gardens | 11 | 1,454 | 80.0% |
| Senior Star Living | 11 | 2,063 | 90.0% |
| Discovery Senior Living | 6 | 1,930 | 53.6% |
| Northbridge | 6 | 506 | 95.0% |
| EPOCH Senior Living | 3 | 230 | 95.0% |
| Oakmont Senior Living | 2 | 145 | 100.0% |
| Signature Senior Lifestyle | 2 | 189 | 100.0% |
| Avery | 1 | 81 | 100.0% |
| Total | 485 | 56,143 | |

| Core Markets | 4Q16 NOI | % of Total |
|---|---|---|
| Southern California | $ 32,517 | 15.8% |
| Northern California | 15,103 | 7.3% |
| New York / New Jersey | 13,042 | 6.3% |
| Boston | 13,006 | 6.3% |
| Greater London | 11,893 | 5.8% |
| Toronto | 9,285 | 4.5% |
| Washington D.C. | 6,412 | 3.1% |
| Ottawa | 5,008 | 2.4% |
| Montréal | 4,386 | 2.1% |
| Seattle | 4,293 | 2.1% |
| Vancouver | 3,024 | 1.5% |
| Manchester, UK | 1,301 | 0.6% |
| Birmingham, UK | 703 | 0.3% |
| Core Markets | 119,973 | 58.1% |
| All Other | 86,019 | 41.9% |
| Total | $ 205,992 | 100.0% |

| Secured Debt(1) | Amount | Blended Interest Rate | Weighted Average Maturity (years) |
|---|---|---|---|
| Consolidated principal balance | $ 2,000,827 | 4.1% | 4.2 |
| Unconsolidated principal balance | $ 566,193 | 3.5% | 7.0 |

Notes:
(1) Excludes land and properties classified as held for sale.
(2) See page 28 for reconciliation.

(dollars in thousands at Welltower pro rata ownership)

# Outpatient Medical

## Core Performance[1]

| | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|
| Properties | 245 | 247 | 248 | 248 | 251 |
| Square feet | 16,409,729 | 16,599,983 | 16,635,958 | 16,636,397 | 16,837,801 |
| Occupancy[2] | 95.2% | 94.8% | 94.9% | 95.1% | 95.0% |
| Total revenues | $ 120,560 | $ 121,362 | $ 124,058 | $ 124,070 | $ 125,315 |
| Operating expenses | $ 34,702 | $ 36,609 | $ 36,733 | $ 37,252 | $ 38,653 |
| NOI | $ 85,858 | $ 84,753 | $ 87,325 | $ 86,818 | $ 86,662 |
| NOI margin | 71.2% | 69.8% | 70.4% | 70.0% | 69.2% |
| Revenues per square foot[2] | $ 31.86 | $ 31.63 | $ 32.29 | $ 32.27 | $ 32.26 |
| NOI per square foot[2] | $ 22.58 | $ 22.00 | $ 22.65 | $ 22.50 | $ 22.31 |

## Same Store Performance[2, 3]

| | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|
| Properties | 233 | 233 | 233 | 233 | 233 |
| Occupancy | 95.2% | 94.8% | 94.9% | 95.0% | 95.1% |
| Same store revenues | $ 114,495 | $ 115,650 | $ 116,288 | $ 117,059 | $ 118,825 |
| Same store operating expenses | 32,973 | 34,601 | 33,869 | 34,446 | 35,631 |
| Same store NOI | $ 81,522 | $ 81,049 | $ 82,419 | $ 82,613 | $ 83,194 |
| Year over year growth rate | | | | | 2.1% |

## Portfolio Diversification by Tenant[2, 4]

| | Rental Income | % of Total |
|---|---|---|
| Tenet Health | $ 30,659 | 8.1% |
| Aurora Health Care | 25,418 | 6.7% |
| Kelsey-Seybold | 21,535 | 5.7% |
| Virtua | 15,766 | 4.2% |
| Texas Health Resources | 11,084 | 2.9% |
| Remaining Portfolio | 273,141 | 72.4% |
| **Total** | $ 377,603 | 100.0% |

## Quality Indicators[2]

| | |
|---|---|
| Health system affiliated properties as % of NOI | 95.0% |
| Health system affiliated tenants as % of rental income | 65.0% |
| Retention (trailing twelve months) | 86.8% |
| In-house managed properties as % of square feet[5] | 99.0% |
| Average remaining lease term | 6.8 |
| Average building size (square feet) | 67,083 |
| Average age (years) | 13 |

## Expirations[2]

| | 2017 | 2018 | 2019 | 2020 | 2021 | Thereafter |
|---|---|---|---|---|---|---|
| Occupied square feet | 1,128,682 | 996,921 | 1,185,235 | 1,153,444 | 1,444,474 | 9,556,173 |
| % of occupied square feet | 7.3% | 6.4% | 7.7% | 7.5% | 9.3% | 61.8% |

## Secured Debt

| | Amount | Blended Interest Rate | Weighted Average Maturity (years) |
|---|---|---|---|
| Consolidated principal balance | $ 308,326 | 4.9% | 2.6 |
| Unconsolidated principal balance | $ 6,370 | 6.4% | 5.3 |

Notes:

(1) Includes consolidated rental properties, mortgages, equity investments and development properties, and excludes properties sold or classified as held for sale.

(2) Results and forecast include month-to-month and holdover leases, consolidated rental properties and equity investments, and excludes properties sold or classified as held for sale. Per square foot amounts are annualized.

(3) Includes 233 same store properties representing 15,580,379 square feet. See page 28 for reconciliation.

(4) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(5) Includes only multi-tenant properties.

(dollars in thousands at Welltower pro rata ownership)

## Development Summary[1]

| Facility | Total | Independent Living | Assisted Living | Memory Care | Long-term/Post-acute Care | | Commitment Amount | | Balance at 12/31/16 | Estimated Conversion |
|---|---|---|---|---|---|---|---|---|---|---|
| | Unit Mix | | | | | | | | | |
| **Seniors Housing Triple-Net** | | | | | | | | | | |
| Raleigh, NC | 225 | 165 | 27 | 18 | 15 | $ | 81,345 | $ | 71,031 | 1Q17 |
| Livingston, NJ | 120 | - | 88 | 32 | - | | 50,767 | | 35,688 | 1Q17 |
| Edmond, OK | 142 | 45 | 74 | 23 | - | | 27,300 | | 23,881 | 1Q17 |
| Tulsa, OK | 145 | 48 | 74 | 23 | - | | 28,500 | | 19,197 | 1Q17 |
| Lititz, PA | 80 | - | 47 | 33 | - | | 15,200 | | 13,867 | 1Q17 |
| Lancaster, PA | 80 | - | 47 | 33 | - | | 15,875 | | 12,778 | 1Q17 |
| Sunninghill, UK | 96 | - | 72 | 24 | - | | 28,047 | | 22,273 | 2Q17 |
| Camberley, UK | 92 | - | 72 | 20 | - | | 26,074 | | 17,680 | 2Q17 |
| Bracknell, UK | 64 | - | 40 | 24 | - | | 15,573 | | 10,394 | 2Q17 |
| Gainesville, FL | 95 | - | 70 | 25 | - | | 17,100 | | 2,029 | 3Q17 |
| Bristol, UK | 75 | - | 35 | 40 | - | | 12,769 | | 9,022 | 3Q17 |
| Northampton, UK | 80 | 64 | 16 | - | - | | 18,506 | | 7,202 | 4Q17 |
| Alexandria, VA | 116 | - | 88 | 28 | - | | 57,148 | | 19,872 | 1Q18 |
| **Subtotal** | **1,410** | **322** | **750** | **323** | **15** | **$** | **394,204** | **$** | **264,914** | |
| **Long-Term/Post-Acute Care** | | | | | | | | | | |
| Piscataway, NJ | 124 | - | - | - | 124 | $ | 40,800 | $ | 34,924 | 2Q17 |
| **Seniors Housing Operating** | | | | | | | | | | |
| Adderbury, UK | 60 | - | 60 | - | - | $ | 10,718 | $ | 7,407 | 1Q17 |
| Camberley, UK | 12 | 12 | - | - | - | | 2,615 | | 2,577 | 1Q17 |
| Leatherhead, UK | 80 | - | 80 | - | - | | 18,152 | | 9,726 | 2Q17 |
| High Wycombe, UK | 72 | - | 72 | - | - | | 13,590 | | 7,227 | 2Q17 |
| Bath, UK | 61 | - | 61 | - | - | | 10,906 | | 6,773 | 2Q17 |
| Pleasanton, CA | 82 | - | 48 | 34 | - | | 7,141 | | 3,334 | 2Q17 |
| Silver Spring, MD | 98 | - | 65 | 33 | - | | 9,465 | | 5,814 | 3Q17 |
| Sabre Springs, CA | 83 | - | 61 | 22 | - | | 7,865 | | 5,179 | 3Q17 |
| Woking, UK | 60 | - | 60 | - | - | | 12,300 | | 4,016 | 4Q17 |
| Bethesda, MD | 89 | - | 59 | 30 | - | | 10,071 | | 7,034 | 4Q17 |
| Chertsey, UK | 94 | - | 70 | 24 | - | | 28,620 | | 14,045 | 1Q18 |
| Burke, VA | 81 | - | 49 | 32 | - | | 7,261 | | 2,671 | 1Q18 |
| Bushey, UK | 95 | - | 71 | 24 | - | | 36,646 | | 12,712 | 2Q18 |
| Toronto, ON | 332 | 332 | - | - | - | | 31,770 | | 7,488 | 4Q18 |
| **Subtotal** | **1,299** | **344** | **756** | **199** | **-** | **$** | **207,120** | **$** | **96,003** | |

**Outpatient Medical**

| Facility | Rentable Square Ft | Preleased % | Health System Affiliation | | Commitment Amount | | Balance at 12/31/16 | Estimated Conversion |
|---|---|---|---|---|---|---|---|---|
| Wausau, WI | 43,883 | 100% | Yes | $ | 14,100 | $ | 13,125 | 1Q17 |
| Castle Rock, CO | 56,822 | 65% | Yes | | 13,148 | | 7,290 | 1Q17 |
| Timmonium, MD | 46,000 | 100% | Yes | | 20,786 | | 10,610 | 2Q17 |
| Howell, MI | 56,211 | 75% | Yes | | 15,509 | | 7,174 | 2Q17 |
| Brooklyn, NY | 140,955 | 100% | Yes | | 103,625 | | 39,867 | 1Q18 |
| San Antonio , TX | 38,237 | 100% | Yes | | 15,000 | | 9,062 | 2Q18 |
| Fort Worth, TX | 91,427 | 100% | Yes | | 45,880 | | 6,882 | 2Q18 |
| **Subtotal** | **473,535** | | | **$** | **228,048** | **$** | **94,010** | |
| **Total Development Projects** | | | | **$** | **870,172** | **$** | **489,851** | |

Notes:

(1) Includes development projects (construction in progress, loans and in-substance real estate) and excludes expansion projects and midtown Manhattan project. Commitment amount represents current balances plus unfunded commitments to complete development.

(dollars in thousands at Welltower pro rata ownership)

## Development Funding Projections(1)

| | Projects | Beds / Units / Square Feet | Projected Yields(1) | 2017 Funding (Projected Future Funding) | Funding Thereafter (Projected Future Funding) | Total Unfunded Commitments | Committed Balances |
|---|---|---|---|---|---|---|---|
| Seniors housing triple-net | 13 | 1,410 | 7.2% | $ 113,636 | $ 15,654 | $ 129,290 | $ 394,204 |
| Long-term/post-acute care | 1 | 124 | 9.0% | 5,876 | - | 5,876 | 40,800 |
| Seniors housing operating | 14 | 1,299 | 9.2% | 78,092 | 33,025 | 111,117 | 207,120 |
| Outpatient medical | 7 | 473,535 | 7.3% | 125,280 | 8,758 | 134,038 | 228,048 |
| Total | 35 | | 7.8% | $ 322,884 | $ 57,437 | $ 380,321 | $ 870,172 |

## Development Project Conversion Estimates(1)

Quarterly Conversions

| | Amount | Projected Yields(2) |
|---|---|---|
| 1Q16 actual | $ 46,243 | 8.4% |
| 2Q16 actual | 10,867 | 7.7% |
| 3Q16 actual | 56,410 | 7.9% |
| 4Q16 actual | 135,535 | 8.1% |
| 1Q17 estimate | 259,569 | 7.1% |
| 2Q17 estimate | 196,578 | 7.9% |
| 3Q17 estimate | 47,199 | 8.9% |
| 4Q17 estimate | 40,876 | 9.2% |
| 1Q18 estimate | 196,654 | 8.1% |
| 2Q18 estimate | 97,526 | 7.7% |
| 4Q18 estimate | 31,770 | 7.6% |
| | $ 1,119,227 | 7.8% |

Annual Conversions

| | Amount | Projected Yields(2) |
|---|---|---|
| 2016 actual | $ 249,055 | 8.1% |
| 2017 estimate | 544,222 | 7.7% |
| 2018 estimate | 325,950 | 7.9% |
| Total | $ 1,119,227 | 7.8% |

## Unstabilized Properties

| | 9/30/2016 Properties | Stabilizations | Construction Conversions | Acquisitions/ Dispositions | 12/31/16 Properties | Beds / Units |
|---|---|---|---|---|---|---|
| Seniors housing triple-net | 33 | (3) | 1 | (2) | 29 | 2,714 |
| Long-term/post-acute care | 21 | (2) | - | - | 19 | 1,874 |
| Seniors housing operating | 11 | (2) | 3 | 6 | 18 | 1,563 |
| Total | 65 | (7) | 4 | 4 | 66 | 6,151 |

| Occupancy | 9/30/16 Properties | Stabilizations | Construction Conversions | Acquisitions/ Dispositions | Progressions | 12/31/16 Properties |
|---|---|---|---|---|---|---|
| 0% - 50% | 15 | - | 4 | 4 | 2 | 25 |
| 50% - 70% | 20 | (1) | - | 2 | (7) | 14 |
| 70% + | 30 | (6) | - | (2) | 5 | 27 |
| Total | 65 | (7) | 4 | 4 | - | 66 |

| Occupancy | 12/31/16 Properties | Months In Operation | Revenues | % of Total Revenues(3) | Gross Investment Balance | % of Total Gross Investment |
|---|---|---|---|---|---|---|
| 0% - 50% | 25 | 6 | $ 37,702 | 0.9% | $ 418,123 | 1.4% |
| 50% - 70% | 14 | 20 | 20,698 | 0.5% | 266,806 | 0.9% |
| 70% + | 27 | 25 | 79,697 | 1.9% | 714,663 | 2.4% |
| Total | 66 | 17 | $ 138,097 | 3.3% | $ 1,399,592 | 4.6% |

Notes:
(1) Includes development projects (construction in progress, loans, and in-substance real estate) and excludes expansion projects and midtown Manhattan project.
(2) Actual yields may be higher if the USTN rate increases. Seniors housing operating and outpatient medical asset types represent stabilized yields.
(3) Includes revenues annualized from amounts presented on page 23.

(dollars in thousands at Welltower pro rata ownership)

## Components of NAV

| | | | |
|---|---|---|---|
| **Stabilized NOI** | | | Pro rata beds/units/square feet |
| Seniors housing operating[1] | $ | 822,932 | 43,645 units |
| Seniors housing triple-net | | 535,112 | 34,641 units |
| Long-term/post-acute care | | 259,792 | 18,708 beds |
| Outpatient medical | | 338,648 | 15,538,630 square feet |
| Total in-place NOI[2] | $ | 1,956,484 | |
| Incremental stabilized NOI[3] | | 21,600 | |
| Total stabilized NOI | $ | 1,978,084 | |

| | | |
|---|---|---|
| **Obligations** | | |
| Lines of credit | $ | 645,000 |
| Senior unsecured notes[4] | | 8,260,038 |
| Secured debt[4] | | 3,533,980 |
| Capital lease obligations | | 73,927 |
| Total Debt | $ | 12,512,945 |
| Add (Subtract): | | |
| Other liabilities (assets), net[5] | | 176,473 |
| Cash and cash equivalents and restricted cash | | (607,219) |
| Preferred stock | | 1,006,250 |
| Net Obligations | $ | 13,088,449 |

| | | | |
|---|---|---|---|
| **Other Assets** | | | Effective Interest Rate[7] |
| Land parcels | $ | 169,018 | |
| Real estate loans receivable[6] | $ | 564,422 | 9.5% |
| Non real estate loans receivable | $ | 371,213 | 10.9% |
| Other investments[8] | $ | 159,466 | |
| Investments held for sale[9] | $ | 1,363,299 | |
| Development properties:[10] | | | |
| Current balance | $ | 494,783 | |
| Unfunded commitments | | 393,889 | |
| Committed balances | $ | 888,672 | |
| Projected yield | | 7.8% | |
| Projected NOI | $ | 69,316 | |

| | |
|---|---|
| **Common Shares Outstanding** | 362,602 |

Notes:

(1) Includes $15,036,000 attributable to our proportional share of income from unconsolidated management company investments.

(2) See page 26 for reconciliation.

(3) Represents incremental NOI from seniors housing operating lease-up properties that have been open for less than two years.

(4) Amounts represent principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Inclu billion of foreign secured debt.

(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as follows:

| | | |
|---|---|---|
| Unearned revenues | $ | 218,116 |
| Below/(above) market lease intangibles, net | | 45,441 |
| Deferred taxes, net | | (10,500) |
| Available-for-sale equity investments | | (27,899) |
| In place lease intangibles, net | | (35,607) |
| Other non-cash liabilities / (assets), net | | 5,930 |
| Total non-cash liabilities/(assets), net | $ | 195,481 |

(6) Excludes development loans and the allowance for loan loss.

(7) Average cash-pay interest rates are 9.2% and 7.9% for real estate and non real estate loans, respectively. Rates exclude non-accrual/interest-free loans.

(8) Represents fair value estimate of unconsolidated equity investments including Genesis Healthcare stock and a management company investment not reflected in NOI.

(9) Represents expected proceeds from assets held for sale.

(10) See pages 17-18. Above also includes expansion projects.

(dollars in thousands at Welltower pro rata ownership)

# Net Operating Income[1]

| | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|
| **Revenues:** | | | | | |
| **Seniors housing triple-net** | | | | | |
| Rental income | $ 152,690 | $ 153,929 | $ 155,700 | $ 153,923 | $ 153,350 |
| Interest income | 10,003 | 9,345 | 9,367 | 9,098 | 8,736 |
| Other income | 284 | 465 | 191 | 367 | 454 |
| Total revenues | 162,977 | 163,739 | 165,258 | 163,388 | 162,540 |
| **Long-term/post-acute care** | | | | | |
| Rental income | 126,070 | 128,691 | 130,059 | 130,758 | 100,444 |
| Interest income | 11,761 | 13,508 | 12,603 | 13,919 | 13,899 |
| Other income | 763 | 1,024 | 1,014 | 1,256 | 1,288 |
| Total revenues | 138,594 | 143,223 | 143,676 | 145,933 | 115,631 |
| **Seniors housing operating** | | | | | |
| Resident fees and service | 579,530 | 589,835 | 598,621 | 613,252 | 640,663 |
| Interest income | 1,054 | 1,031 | 1,042 | 1,054 | 1,054 |
| Other income | 1,038 | 2,169 | 8,902 | 695 | 4,150 |
| Total revenues | 581,622 | 593,035 | 608,565 | 615,001 | 645,867 |
| **Outpatient medical** | | | | | |
| Rental income | 123,200 | 123,625 | 127,076 | 126,595 | 125,872 |
| Interest income | 1,372 | 1,304 | 994 | 1,009 | - |
| Other income | 4,020 | 313 | - | 254 | 510 |
| Total revenues | 128,592 | 125,242 | 128,070 | 127,858 | 126,382 |
| **Hospital, Life science, Corporate and Land** | | | | | |
| Rental income | 2,790 | - | - | - | 145 |
| Other income | 1,008 | 58 | 4,607 | 189 | 255 |
| Total revenues | 3,798 | 58 | 4,607 | 189 | 400 |
| **Total** | | | | | |
| Rental income | 404,750 | 406,245 | 412,835 | 411,276 | 379,811 |
| Resident fees and service | 579,530 | 589,835 | 598,621 | 613,252 | 640,663 |
| Interest income | 24,190 | 25,188 | 24,006 | 25,080 | 23,689 |
| Other income | 7,113 | 4,029 | 14,714 | 2,761 | 6,657 |
| **Total revenues** | **1,015,583** | **1,025,297** | **1,050,176** | **1,052,369** | **1,050,820** |
| **Property operating expenses:** | | | | | |
| Seniors housing operating | 393,870 | 398,623 | 404,388 | 418,116 | 439,340 |
| Outpatient medical | 36,347 | 38,045 | 38,191 | 38,731 | 39,161 |
| Hospital, Life science, Corporate and Land | 19 | 13 | 47 | 14 | 517 |
| **Total property operating expenses** | **430,236** | **436,681** | **442,626** | **456,861** | **479,018** |
| **Net operating income:** | | | | | |
| Seniors housing triple-net | 162,977 | 163,739 | 165,258 | 163,388 | 162,540 |
| Long-term/post-acute care | 138,594 | 143,223 | 143,676 | 145,933 | 115,631 |
| Seniors housing operating | 187,752 | 194,412 | 204,177 | 196,885 | 206,527 |
| Outpatient medical | 92,245 | 87,197 | 89,879 | 89,127 | 87,221 |
| Hospital, Life science, Corporate and Land | 3,779 | 45 | 4,560 | 175 | (117) |
| **Net operating income** | **$ 585,347** | **$ 588,616** | **$ 607,550** | **$ 595,508** | **$ 571,802** |

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25. Includes amounts from investments sold or held for sale. See pages 15-16 for more information. During the quarter ended March 31, 2016, four properties were reclassified from Hospitals to the Outpatient Medical category. Accordingly, all periods have been restated to reflect the current classifications.

(dollars in thousands)

## Leverage and EBITDA Reconciliations[1]

| | Twelve Months Ended December 31, 2016 | Three Months Ended December 31, 2016 |
|---|---|---|
| Net income | $ 1,082,070 | $ 351,108 |
| Interest expense | 521,345 | 126,360 |
| Income tax expense (benefit) | (19,128) | (16,585) |
| Depreciation and amortization | 901,242 | 227,916 |
| **EBITDA** | **$ 2,485,529** | **$ 688,799** |
| Transaction costs | 42,910 | 9,704 |
| Stock-based compensation | 28,869 | 8,251 |
| Loss (gain) on extinguishment of debt | 17,214 | 17,204 |
| Loss/impairment (gain) on sales of properties, net | (326,839) | (186,978) |
| Provision for loan losses | 10,215 | 10,215 |
| Loss / (gain) on derivatives | (2,448) | 68 |
| Other expenses[2] | 7,721 | 5,983 |
| Additional other income[3] | (16,664) | (4,853) |
| Total adjustments | (239,022) | (140,406) |
| **Adjusted EBITDA** | **$ 2,246,507** | **$ 548,393** |
| | | |
| **Interest Coverage Ratios** | | |
| Interest expense | $ 521,345 | $ 126,360 |
| Capitalized interest | 16,943 | 4,834 |
| Non-cash interest expense | (1,681) | (216) |
| **Total interest** | **$ 536,607** | **$ 130,978** |
| EBITDA | $ 2,485,529 | $ 688,799 |
| **Interest coverage ratio** | **4.63x** | **5.26x** |
| Adjusted EBITDA | $ **2,246,507** | $ **548,393** |
| **Adjusted Interest coverage ratio** | **4.19x** | **4.19x** |
| | | |
| **Fixed Charge Coverage Ratios** | | |
| Total interest | $ 536,607 | $ 130,978 |
| Secured debt principal amortization | 74,466 | 18,577 |
| Preferred dividends | 65,406 | 16,352 |
| **Total fixed charges** | **$ 676,479** | **$ 165,907** |
| EBITDA | $ 2,485,529 | $ 688,799 |
| **Fixed charge coverage ratio** | **3.67x** | **4.15x** |
| Adjusted EBITDA | $ **2,246,507** | $ **548,393** |
| **Adjusted Fixed charge coverage ratio** | **3.32x** | **3.31x** |
| | | |
| **Net Debt to EBITDA Ratios** | | |
| Total debt | | $ 12,358,245 |
| Less: cash and cash equivalents[4] | | (557,659) |
| **Net debt** | | **$ 11,800,586** |
| EBITDA Annualized | | 2,755,196 |
| **Net debt to EBITDA ratio** | | **4.28x** |
| Adjusted EBITDA Annualized | | $ 2,193,572 |
| **Net debt to Adjusted EBITDA ratio** | | **5.38x** |

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 25.

(2) Expenses incurred during the three months ended include estimated cash-based severance costs related to organizational restructuring. Expenses incurred during twelve months ended also includes cash-based costs associated with the retirement of an executive officer.

(3) Income during three months ended includes a bargain purchase gain and a loan payoff premium. Income during twelve months ended also includes income from prior year life science disposition and a seniors housing property's insurance proceeds.

(4) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

## Leverage and Current Capitalization

| | | | % of Total |
|---|---|---|---|
| **Book Capitalization** | | | |
| Lines of credit | $ | 645,000 | 2.3% |
| Long-term debt obligations[1] | | 11,713,245 | 42.6% |
| Cash and cash equivalents[2] | | (557,659) | -2.0% |
| **Net debt to consolidated book capitalization** | | **11,800,586** | **42.9%** |
| Total equity[3] | | 15,679,905 | 57.1% |
| **Consolidated book capitalization** | **$** | **27,480,491** | **100.0%** |
| Joint venture debt, net[4] | | 68,914 | |
| **Total book capitalization** | **$** | **27,549,405** | |
| **Undepreciated Book Capitalization** | | | |
| Lines of credit | $ | 645,000 | 2.1% |
| Long-term debt obligations[1] | | 11,713,245 | 37.1% |
| Cash and cash equivalents[2] | | (557,659) | -1.8% |
| **Net debt to consolidated undepreciated book capitalization** | | **11,800,586** | **37.4%** |
| Accumulated depreciation and amortization | | 4,093,494 | 12.9% |
| Total equity[3] | | 15,679,905 | 49.7% |
| **Consolidated undepreciated book capitalization** | **$** | **31,573,985** | **100.0%** |
| Joint venture debt, net[4] | | 68,914 | |
| **Total undepreciated book capitalization** | **$** | **31,642,899** | |
| **Enterprise Value** | | | |
| Lines of credit | $ | 645,000 | 1.7% |
| Long-term debt obligations[1] | | 11,713,245 | 30.9% |
| Cash and cash equivalents[2] | | (557,659) | -1.5% |
| **Net debt to consolidated enterprise value** | | **11,800,586** | **31.1%** |
| Common shares outstanding | | 362,602 | |
| Period end share price | | $66.93 | |
| **Common equity market capitalization** | | **24,268,952** | **64.0%** |
| Noncontrolling interests | | 873,512 | 2.3% |
| Preferred stock | | 1,006,250 | 2.6% |
| **Consolidated enterprise value** | **$** | **37,949,300** | **100.0%** |
| Joint venture debt, net[4] | | 68,914 | |
| **Total enterprise value** | **$** | **38,018,214** | |
| **Secured Debt as % of Total Assets** | | | |
| **Secured debt[1]** | **$** | **3,477,699** | **12.0%** |
| Total assets | $ | 28,865,184 | |
| **Total Debt as % of Total Assets** | | | |
| **Total debt[1]** | **$** | **12,358,245** | **42.8%** |
| Total assets | $ | 28,865,184 | |
| **Unsecured Debt as % of Unencumbered Assets** | | | |
| **Unsecured debt[1]** | **$** | **8,806,619** | **36.8%** |
| Unencumbered assets | $ | 23,923,833 | |

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) Inclusive of IRC section 1031 deposits, if any.

(3) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.

(4) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

(dollars in thousands at Welltower pro rata ownership)

## Revenue and Lease Maturity[1]

| Year | Rental Income: Seniors Housing Triple-net | Rental Income: Long-Term / Post-Acute Care | Rental Income: Outpatient Medical | Interest Income | Seniors Housing Operating | Total Revenues | % of Total |
|---|---|---|---|---|---|---|---|
| 2017 | $ 12,936 | $ - | $ 25,725 | $ 6,317 | $ - | $ 44,978 | 1.1% |
| 2018 | 37,120 | - | 23,037 | 2,014 | - | 62,171 | 1.6% |
| 2019 | - | - | 27,912 | 10,066 | - | 37,978 | 1.0% |
| 2020 | 13,447 | 4,293 | 27,532 | 19,859 | - | 65,131 | 1.6% |
| 2021 | 9,728 | 15,178 | 36,670 | 2,750 | - | 64,326 | 1.6% |
| 2022 | 1,825 | 5,470 | 46,224 | 32,361 | - | 85,880 | 2.2% |
| 2023 | 1,437 | 2,738 | 27,150 | 7,308 | - | 38,633 | 1.0% |
| 2024 | 10,597 | 479 | 37,109 | 630 | - | 48,815 | 1.2% |
| 2025 | 66,764 | 5,102 | 17,566 | 5,201 | - | 94,633 | 2.4% |
| 2026 | 43,064 | 21,297 | 27,008 | 1,901 | - | 93,270 | 2.4% |
| 2027 | 107,635 | 2,896 | 2,281 | 2,910 | - | 115,722 | 2.9% |
| Thereafter | 259,187 | 229,397 | 79,389 | 4,516 | 2,625,502 | 3,197,991 | 81.0% |
| | **$ 563,740** | **$ 286,850** | **$ 377,603** | **$ 95,833** | **$ 2,625,502** | **$ 3,949,528** | **100.0%** |
| Weighted Avg Maturity Years[2] | 11 | 12 | 7 | 5 | n/a | 9.79 | |

## Debt Maturities and Principal Payments[3]

| Year | Lines of Credit[4] | Senior Notes[5,6,7] | Pro Rata Secured Debt | Combined Debt[8] | % of Total | Wtd. Avg. Interest Rate |
|---|---|---|---|---|---|---|
| 2017 | $ - | $ - | $ 500,814 | $ 500,814 | 4.0% | 4.4% |
| 2018 | - | 450,000 | 610,127 | 1,060,127 | 8.5% | 3.7% |
| 2019 | - | 605,000 | 664,268 | 1,269,268 | 10.2% | 4.4% |
| 2020 | - | 673,447 | 160,700 | 834,147 | 6.7% | 5.1% |
| 2021 | 645,000 | 1,136,206 | 332,029 | 2,113,235 | 17.0% | 2.8% |
| 2022 | - | 600,000 | 205,992 | 805,992 | 6.5% | 5.0% |
| 2023 | - | 500,000 | 193,991 | 693,991 | 5.6% | 4.1% |
| 2024 | - | 400,000 | 232,404 | 632,404 | 5.1% | 4.4% |
| 2025 | - | 1,250,000 | 456,807 | 1,706,807 | 13.7% | 3.9% |
| 2026 | - | 700,000 | 36,382 | 736,382 | 5.9% | 4.2% |
| Thereafter | - | 1,945,385 | 140,466 | 2,085,851 | 16.8% | 5.0% |
| **Totals** | **$ 645,000** | **$ 8,260,038** | **$ 3,533,980** | **$ 12,439,018** | **100%** | |
| Weighted Avg Interest Rate[9] | 1.7% | 4.2% | 4.2% | 4.1% | | |
| Weighted Avg Maturity Years | 4.4 | 8.5 | 4.9 | 7.3 | | |
| % Floating Rate Debt | 100.0% | 8.4% | 22.5% | 17.2% | | |

Notes:

(1) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable. Seniors Housing Operating revenue represents current quarter resident fee and service income annualized and adjusted for timing adjustments for current quarter acquisitions.

(2) Weighted average revenue maturity of 10 years includes rental/interest income and excludes seniors housing operating revenues which have no fixed maturities.

(3) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) The primary unsecured credit facility has capacity of $3.7 billion with remaining availability of $2.3 billion. As of December 31, 2016, letters of credit in the aggregate amount of $42 million have been issued which reduces the available borrowing capacity. The unsecured revolving credit facility matures on May 13, 2020 (with an option to extend for two successive terms of six months each at our discretion) and the term credit facilities mature on May 13, 2021.

(5) 2021 amounts include a $500 million term loan and a $250 million Canadian denominated unsecured term loan (approximately $186 million USD at December 31, 2016). The loans mature on May 13, 2021. The interest rates on the loans are LIBOR + 95 bps for USD and CDOR + 95 bps for CAD.

(6) 2020 amounts include $300 million of Canadian denominated 3.35% senior unsecured notes (approximately $223 million USD at December 31, 2016). The notes mature on November 25, 2020.

(7) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $679 million USD at December 31, 2016). The notes mature on November 20, 2028. Also included is £500 million of 4.5% senior unsecured notes (approximately $617 million USD at December 31, 2016). The notes mature on December 1, 2034.

(8) Excludes capital lease obligations of $74 million, of which $1 million mature in October 2018, $1 million mature in August 2019, $70 million mature in April 2023 and $2 million have various maturities.

(9) The interest rate on the primary unsecured credit facility is 1-month LIBOR + 90 bps. Senior notes and secured debt average interest rate represents the face value note rate.

**Age:** Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.

**Cap-ex, Tenant Improvements, Leasing Commissions:** Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

**Construction Conversion:** Represents completed construction projects that were placed into service and began generating NOI.

**EBITDAR:** Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

**EBITDAR Coverage:** Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

**EBITDARM:** Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

**EBITDARM Coverage:** Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

**Entrance Fee:** A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically a portion of the upfront fee is refundable.

**Health System-Affiliated:** Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

**Hospitals:** Hospitals generally include only acute care hospitals, which provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories.

**Life Science:** Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies. Our investment in the Life Science portfolio was sold in the second quarter of 2015.

**Long-Term/Post-Acute Care:** Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.

**MSA:** For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city's center.

**Occupancy:** Outpatient medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

**Outpatient Medical:** Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.

**Quality Mix:** Non-Medicaid revenue as a percentage of total revenue at a facility.

**Renewal Rate:** The ratio of total renewed square feet to total square feet expiring and available for lease.

**Renewed Square Feet:** Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

**Seniors Housing Operating:** Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

**Seniors Housing Triple-net:** Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.

**Square Feet:** Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

**Stable:** Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. A triple-net entrance fee property is considered stable upon achieving 80% occupancy. A seniors housing operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 24 months past the closing date (for acquisitions) or the open date (for development). Excludes assets held for sale, assets transitioned less than 12 months prior to current quarter end as well as assets disposed of during the current quarter.

**Unstabilized:** An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

# Supplemental Reporting Measures

The company believes that net income attributable to common stockholders, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, A-EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI and SSNOI to be useful supplemental measures of its operating performance. Excluding EBITDA and A-EBITDA, these supplemental measures are disclosed on a Welltower pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners' noncontrolling ownership interests and adding Welltower's minority ownership share of unconsolidated amounts. Welltower does not control unconsolidated investments. While the company considers pro rata disclosures useful, they may not accurately depict the legal and economic implications of Welltower's joint venture arrangements and should be used with caution.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and outpatient medical properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. In-Place NOI represents NOI excluding interest income, other income and non-cash NOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Land parcels, loans and sub-leases as well as any properties acquired, developed/redeveloped, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. Normalizers include adjustments that in management's opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in the company's financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. The company believes NOI, In-Place NOI and SSNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI, In-Place NOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing operating properties. It is calculated as total resident fees and services revenues divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. The company uses REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing operating portfolio.

EBITDA stands for earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Covenants in our primary unsecured credit facility and senior unsecured notes contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined A-EBITDA to include adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and other non-recurring and/or non-cash income/charges. We believe that EBITDA and A-EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize them to measure our interest coverage ratio, which represents EBITDA and A-EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and A-EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. A-EBITDA (as defined) is also used to indicate our compliance with financial covenants in our primary unsecured credit facility and senior unsecured notes and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands)

## Non-GAAP Reconciliations

| NOI Reconciliation | | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 |
|---|---|---|---|---|---|---|
| Consolidated total revenues | $ | 1,029,484 $ | 1,047,050 $ | 1,076,657 $ | 1,079,133 $ | 1,078,321 |
| Consolidated operating expenses | | 438,738 | 449,636 | 458,832 | 473,680 | 494,835 |
| Consolidated net operating income | | 590,746 | 597,414 | 617,825 | 605,453 | 583,486 |
| Pro rata adjustments(1) | | (5,399) | (8,798) | (10,275) | (9,945) | (11,684) |
| Pro rata net operating income (NOI)(2) | $ | 585,347 $ | 588,616 $ | 607,550 $ | 595,508 $ | 571,802 |

### In-Place NOI Reconciliation

| At Welltower pro rata ownership | | Seniors Housing Triple-net | Long-Term /Post-Acute Care | Seniors Housing Operating | Outpatient Medical | Hospital, Life Science, Corporate & Land | Total |
|---|---|---|---|---|---|---|---|
| Revenues | $ | 162,540 $ | 115,631 $ | 645,867 $ | 126,382 $ | 400 $ | 1,050,820 |
| Property operating expenses | | - | - | (439,340) | (39,161) | (517) | (479,018) |
| Net operating income(2) | $ | 162,540 $ | 115,631 $ | 206,527 $ | 87,221 $ | (117) $ | 571,802 |
| Adjust: | | | | | | | |
| Interest income | | (8,736) | (13,899) | (1,054) | - | - | (23,689) |
| Other income | | (454) | (1,288) | (4,150) | (510) | (255) | (6,657) |
| Sold / held for sale | | (17,211) | (30,304) | (536) | (560) | - | (48,611) |
| Non In-Place NOI(3) | | (4,833) | (7,124) | 793 | (2,319) | 372 | (13,111) |
| Timing adjustments(4) | | 2,472 | 1,932 | 4,153 | 830 | - | 9,387 |
| In-Place NOI | $ | 133,778 $ | 64,948 $ | 205,733 $ | 84,662 $ | - $ | 489,121 |
| Annualized In-Place NOI | $ | 535,112 $ | 259,792 $ | 822,932 $ | 338,648 $ | - $ | 1,956,484 |

Notes:

(1) Represents NOI amounts attributable to joint venture partners, both majority and minority, net.

(2) See page 20.

(3) Primarily represents non-cash NOI.

(4) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

# Supplemental Reporting Measures

(dollars in thousands, except REVPOR)

## SHO REVPOR Reconciliation

| | CA | UK | US | Total |
|---|---|---|---|---|
| Consolidated revenues | $ 663,594 | $ 663,594 | $ 663,594 | $ 663,594 |
| Unconsolidated revenues attributable to Welltower[1] | 40,380 | 40,380 | 40,380 | 40,380 |
| Less revenues attributable to noncontrolling interests[2] | (58,107) | (58,107) | (58,107) | (58,107) |
| Less revenues attributable to held for sale properties | (2,018) | (2,018) | (2,018) | (2,018) |
| Total revenues at Welltower pro rata ownership | $ 643,849 | $ 643,849 | $ 643,849 | $ 643,849 |
| Less interest and other income | (5,204) | (5,204) | (5,204) | (5,204) |
| Adjustment for standardized currency rate[3] | (1,084) | 12,934 | - | 11,850 |
| Less revenues not derived in country | (538,147) | (574,975) | (164,168) | - |
| Total local revenues | $ 99,414 | $ 76,604 | $ 474,477 | $ 650,495 |
| Average occupied units/month | 12,441 | 2,684 | 23,223 | 38,348 |
| REVPOR/month in USD | $ 2,642 | $ 9,437 | $ 6,755 | $ 5,608 |
| REVPOR/month in local currency[3] | C$ 3,565 | £ 6,312 | | |

## SHO SS REVPOR Growth Reconciliation

| | 1Q15 | 1Q16 | 2Q15 | 2Q16 | 3Q15 | 3Q16 | 4Q15 | 4Q16 | Avg. |
|---|---|---|---|---|---|---|---|---|---|
| **Total:** | | | | | | | | | |
| Consolidated SHO revenues[4] | $ 494,561 | $ 605,369 | $ 539,805 | $ 625,251 | $ 547,081 | $ 631,787 | $ 586,826 | $ 663,594 | |
| Pro rata adjustments[5] | 10,762 | (12,334) | 4,137 | (16,686) | 178 | (16,786) | (5,204) | (17,727) | |
| SHO pro rata revenues[6] | 505,323 | 593,035 | 543,942 | 608,565 | 547,259 | 615,001 | 581,622 | 645,867 | |
| Adjustments[7] | (23,726) | (88,286) | (20,996) | (60,111) | (15,162) | (57,459) | (40,212) | (83,860) | |
| SHO SS revenues[8] | $ 481,597 | $ 504,749 | $ 522,946 | $ 548,454 | $ 532,097 | $ 557,542 | $ 541,410 | $ 562,007 | |
| Avg. occupied units/month[11] | 27,939 | 28,100 | 30,871 | 31,203 | 31,152 | 31,381 | 31,672 | 31,533 | |
| SHO SS REVPOR[12] | $ 5,762 | $ 6,004 | $ 5,662 | $ 5,875 | $ 5,647 | $ 5,874 | $ 5,652 | $ 5,893 | |
| SS REVPOR growth | | 4.2% | | 3.8% | | 4.0% | | 4.3% | 4.1% |
| **United States:** | | | | | | | | | |
| SHO SS revenues[8] | $ 481,597 | $ 504,749 | $ 522,946 | $ 548,454 | $ 532,097 | $ 557,542 | $ 541,410 | $ 562,007 | |
| Less non-US SS revenues[9] | (122,088) | (128,295) | (139,144) | (147,992) | (136,214) | (145,231) | (140,958) | (149,414) | |
| US SHO revenues[10] | $ 359,509 | $ 376,454 | $ 383,802 | $ 400,462 | $ 395,883 | $ 412,311 | $ 400,452 | $ 412,593 | |
| Avg. occupied units/month[11] | 18,024 | 18,027 | 19,088 | 19,113 | 19,468 | 19,399 | 19,651 | 19,346 | |
| US SHO SS REVPOR[12] | $ 6,667 | $ 6,980 | $ 6,720 | $ 7,003 | $ 6,723 | $ 7,027 | $ 6,737 | $ 7,051 | |
| US SS REVPOR growth | | 4.7% | | 4.2% | | 4.5% | | 4.7% | 4.5% |
| **United Kingdom:** | | | | | | | | | |
| SHO SS revenues[8] | $ 481,597 | $ 504,749 | $ 522,946 | $ 548,454 | $ 532,097 | $ 557,542 | $ 541,410 | $ 562,007 | |
| Less non-UK SS revenues[9] | (415,574) | (435,225) | (456,676) | (477,986) | (470,241) | (490,896) | (478,343) | (493,622) | |
| UK SHO revenues[10] | $ 66,023 | $ 69,524 | $ 66,270 | $ 70,468 | $ 61,856 | $ 66,646 | $ 63,067 | $ 68,385 | |
| Avg. occupied units/month[11] | 2,437 | 2,477 | 2,447 | 2,507 | 2,243 | 2,334 | 2,282 | 2,391 | |
| UK SHO SS REVPOR[12] | $ 9,057 | $ 9,383 | $ 9,051 | $ 9,396 | $ 9,117 | $ 9,440 | $ 9,136 | $ 9,456 | |
| UK SS REVPOR growth | | 3.6% | | 3.8% | | 3.5% | | 3.5% | 3.6% |
| **Canada:** | | | | | | | | | |
| SHO SS revenues[8] | $ 481,597 | $ 504,749 | $ 522,946 | $ 548,454 | $ 532,097 | $ 557,542 | $ 541,410 | $ 562,007 | |
| Less non-CA SS revenues[9] | (425,532) | (445,978) | (450,072) | (470,930) | (457,739) | (478,957) | (463,519) | (480,978) | |
| CA SHO revenues[10] | $ 56,065 | $ 58,771 | $ 72,874 | $ 77,524 | $ 74,358 | $ 78,585 | $ 77,891 | $ 81,029 | |
| Avg. occupied units/month[11] | 7,478 | 7,596 | 9,336 | 9,583 | 9,441 | 9,648 | 9,739 | 9,796 | |
| CA SHO SS REVPOR[12] | $ 2,506 | $ 2,586 | $ 2,609 | $ 2,704 | $ 2,604 | $ 2,693 | $ 2,644 | $ 2,735 | |
| CA SS REVPOR growth | | 3.2% | | 3.6% | | 3.4% | | 3.4% | 3.4% |

Notes:

(1) Represents Welltower's interest in joint venture properties where Welltower is the minority partner.

(2) Represents minority partners' share in joint venture properties where Welltower is the majority partner.

(3) Based on USD/CAD rate of 1.3495 and GBP/USD rate of 1.4950.

(4) Represents total consolidated revenues per U.S. GAAP which agree to or are derived from the relevant 10-Q/K.

(5) Represents amounts attributable to joint venture partners, both majority and minority.

(6) Represents total SHO revenues at Welltower pro rata ownership.

(7) Represents revenues not derived from local country properties or from non-SS properties, as well as non-cash revenues, currency and ownership adjustments, and normalizing adjustments for local country properties.

(8) Represents SS SHO revenues at Welltower pro rata ownership.

(9) Represents pro rata SS revenues derived outside the referenced country.

(10) Represents pro rata SS revenues derived solely from referenced country.

(11) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.

(12) Represents pro rata SS average revenues generated per occupied room per month related solely to the referenced country.

# Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

| Same Store Property Reconciliation | SH-NNN | LT/PAC | SHO | OM | Total |
|---|---|---|---|---|---|
| Total properties | 457 | 203 | 489 | 265 | 1,414 |
| Recent acquisitions/ development conversions | (40) | (6) | (71) | (10) | (127) |
| Under development | (6) | (1) | (15) | (7) | (29) |
| Current held-for-sale | (35) | (18) | (2) | (6) | (61) |
| Land parcels, loans and sub-leases | (15) | (7) | (2) | (9) | (33) |
| Segment/ operator transitions | - | - | (5) | - | (5) |
| Other[1] | - | - | (1) | - | (1) |
| Same store properties | 361 | 171 | 393 | 233 | 1,158 |

| Same Store NOI Reconciliation | 4Q15 | 1Q16 | 2Q16 | 3Q16 | 4Q16 | Y/o/Y |
|---|---|---|---|---|---|---|
| **Seniors Housing Triple-net** | | | | | | |
| NOI | $ 162,977 | $ 163,739 | $ 165,258 | $ 163,388 | $ 162,540 | |
| Non-cash NOI on same store properties | (5,783) | (5,285) | (5,109) | (4,674) | (4,105) | |
| NOI attributable to non-same store properties | (32,828) | (34,160) | (35,307) | (34,316) | (33,065) | |
| Currency and ownership adjustments[2] | (3,103) | (2,310) | (2,374) | (1,271) | (649) | |
| Normalizing adjustments for rent reallocations[3] | 179 | 179 | 186 | 186 | 62 | |
| SSNOI | 121,442 | 122,163 | 122,654 | 123,313 | 124,783 | 2.8% |
| **Long-Term/Post-Acute Care** | | | | | | |
| NOI | 138,594 | 143,223 | 143,676 | 145,933 | 115,631 | |
| Non-cash NOI on same store properties | (11,931) | (12,131) | (10,249) | (10,215) | (9,872) | |
| NOI attributable to non-same store properties | (55,632) | (59,941) | (60,486) | (62,538) | (34,179) | |
| Currency and ownership adjustments[2] | (9,737) | (9,695) | (10,120) | (10,101) | (9,091) | |
| Normalizing adjustments for rent reallocations[3] | (1,901) | (1,901) | (1,935) | (1,936) | (1,133) | |
| SSNOI | 59,393 | 59,555 | 60,886 | 61,143 | 61,356 | 3.3% |
| **Seniors Housing Operating** | | | | | | |
| NOI | 187,752 | 194,412 | 204,177 | 196,885 | 206,527 | |
| Non-cash NOI on same store properties | 138 | 445 | 111 | 1,167 | (5) | |
| NOI attributable to non-same store properties | (15,118) | (17,525) | (16,493) | (20,136) | (32,746) | |
| Currency and ownership adjustments[2] | (621) | 1,423 | (527) | 1,602 | 3,259 | |
| Normalizing adjustment for payroll accruals[4] | - | - | 3,469 | - | - | |
| Normalizing adjustment for workers comp[5] | - | - | (1,682) | - | - | |
| Normalizing adjustment for technology costs[6] | 964 | - | 761 | 1,319 | - | |
| Normalizing adjustment for legal fees[7] | 1,206 | - | - | - | 296 | |
| Normalizing adjustment for insurance reimbursements[8] | 39 | (1,025) | (7,654) | - | - | |
| Other normalizing adjustments[9] | - | (710) | (89) | - | - | |
| SSNOI | 174,360 | 177,020 | 182,073 | 180,837 | 177,331 | 1.7% |
| **Outpatient Medical** | | | | | | |
| NOI | 92,245 | 87,197 | 89,879 | 89,127 | 87,221 | |
| Non-cash NOI on same store properties | (3,586) | (2,972) | (2,921) | (2,868) | (2,103) | |
| NOI attributable to non-same store properties | (7,551) | (3,926) | (4,804) | (4,504) | (2,833) | |
| Currency and ownership adjustments[2] | 414 | 750 | 265 | 858 | 909 | |
| SSNOI | 81,522 | 81,049 | 82,419 | 82,613 | 83,194 | 2.1% |
| **Hospital, Life Science, Corporate & Land** | | | | | | |
| NOI | 3,779 | 45 | 4,560 | 175 | (117) | |
| NOI attributable to non-same store properties | (3,779) | (45) | (4,560) | (175) | 117 | |
| SSNOI | - | - | - | - | - | |
| **Total** | | | | | | |
| NOI | 585,347 | 588,616 | 607,550 | 595,508 | 571,802 | |
| Non-cash NOI on same store properties | (21,162) | (19,943) | (18,168) | (16,590) | (16,085) | |
| NOI attributable to non-same store properties | (114,908) | (115,597) | (121,650) | (121,669) | (102,706) | |
| Currency and ownership adjustments | (13,047) | (9,832) | (12,756) | (8,912) | (5,572) | |
| Normalizing adjustments, net | 487 | (3,457) | (6,944) | (431) | (775) | |
| SSNOI | $ 436,717 | $ 439,787 | $ 448,032 | $ 447,906 | $ 446,664 | 2.3% |

Notes :

(1) Includes 1 flooded property.

(2) Includes adjustments to reflect consistent ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.3495 and to translate UK properties at a GBP/USD rate of 1.4950.

(3) Represents adjustments related to reallocation of property level rents due to dispositions within an existing master lease.

(4) Represents payroll costs incurred for prior periods.

(5) Represents a change in estimate for workers compensation liabilities.

(6) Represents costs expensed by one operator related to implementation of new software.

(7) Represents legal fees associated with a class action lawsuit related to certain California properties.

(8) Represents proceeds received from insurance claims at one property.

(9) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

(dollars in thousands)

## SHO SSNOI Growth Reconciliation

| Total: | 1Q15 | 1Q16 | 2Q15 | 2Q16 | 3Q15 | 3Q16 | 4Q15 | 4Q16 | Avg. |
|---|---|---|---|---|---|---|---|---|---|
| SHO pro rata NOI[1] | $ 161,296 | $ 194,412 | $ 181,936 | $ 204,177 | $ 181,306 | $ 196,885 | $ 187,752 | $ 206,527 | |
| Adjustments[2] | (7,600) | (32,206) | (8,915) | (24,256) | (4,931) | (16,713) | (13,392) | (29,196) | |
| SHO pro rata SSNOI[3] | $ 153,696 | $ 162,206 | $ 173,021 | $ 179,921 | $ 176,375 | $ 180,172 | $ 174,360 | $ 177,331 | |
| SHO SSNOI growth | | 5.5% | | 4.0% | | 2.2% | | 1.7% | 3.4% |
| **United States:** | | | | | | | | | |
| SHO pro rata SSNOI[3] | $ 153,696 | $ 162,206 | $ 173,021 | $ 179,921 | $ 176,375 | $ 180,172 | $ 174,360 | $ 177,331 | |
| Less non-US SSNOI[4] | (43,568) | (46,458) | (49,682) | (52,244) | (50,418) | (51,805) | (49,038) | (51,111) | |
| US SHO SSNOI[5] | $ 110,128 | $ 115,748 | $ 123,339 | $ 127,677 | $ 125,957 | $ 128,367 | $ 125,322 | $ 126,220 | |
| US SHO SSNOI growth | | 5.1% | | 3.5% | | 1.9% | | 0.7% | 2.8% |
| **United Kingdom:** | | | | | | | | | |
| SHO pro rata SSNOI[3] | $ 153,696 | $ 162,206 | $ 173,021 | $ 179,921 | $ 176,375 | $ 180,172 | $ 174,360 | $ 177,331 | |
| Less non-UK SSNOI[4] | (131,390) | (138,548) | (150,882) | (157,185) | (154,923) | (158,428) | (154,023) | (156,164) | |
| UK SHO SSNOI[5] | $ 22,306 | $ 23,658 | $ 22,139 | $ 22,736 | $ 21,452 | $ 21,744 | $ 20,337 | $ 21,167 | |
| UK SHO SSNOI growth | | 6.1% | | 2.7% | | 1.4% | | 4.1% | 3.6% |
| **Canada:** | | | | | | | | | |
| SHO pro rata SSNOI[3] | $ 153,696 | $ 162,206 | $ 173,021 | $ 179,921 | $ 176,375 | $ 180,172 | $ 174,360 | $ 177,331 | |
| Less non-CA SSNOI[4] | (132,434) | (139,406) | (145,478) | (150,413) | (147,409) | (150,111) | (145,659) | (147,388) | |
| CA SHO SSNOI[5] | $ 21,262 | $ 22,800 | $ 27,543 | $ 29,508 | $ 28,966 | $ 30,061 | $ 28,701 | $ 29,943 | |
| CA SHO SSNOI growth | | 7.2% | | 7.1% | | 3.8% | | 4.3% | 5.6% |

## SHO SSNOI/Unit Reconciliation

| Total | 1Q16 | 2Q16 | 3Q16 | 4Q16 | TTM |
|---|---|---|---|---|---|
| SHO pro rata NOI[1] | $ 194,412 | $ 204,177 | $ 196,885 | $ 206,527 | $ 802,001 |
| Adjustments[6] | (17,392) | (22,104) | (16,047) | (29,196) | (84,739) |
| Total SSNOI | $ 177,020 | $ 182,073 | $ 180,838 | $ 177,331 | $ 717,262 |
| Average units in service[7] | | | | | 35,058 |
| SSNOI per unit in USD | | | | | $ 20,460 |
| **United States** | **1Q16** | **2Q16** | **3Q16** | **4Q16** | **TTM** |
| Total SHO SSNOI | $ 177,020 | $ 182,073 | $ 180,838 | $ 177,331 | $ 717,262 |
| Adjustments[6] | (51,478) | (51,699) | (52,343) | (51,111) | (206,631) |
| Total local SSNOI | $ 125,542 | $ 130,374 | $ 128,495 | $ 126,220 | $ 510,631 |
| Average units in service[7] | | | | | 21,778 |
| SSNOI per unit in USD | | | | | $ 23,447 |
| **United Kingdom** | **1Q16** | **2Q16** | **3Q16** | **4Q16** | **TTM** |
| Total SHO SSNOI | $ 177,020 | $ 182,073 | $ 180,838 | $ 177,331 | $ 717,262 |
| Adjustments[6] | (154,900) | (160,311) | (159,093) | (156,164) | (630,468) |
| Total local SSNOI | $ 22,120 | $ 21,762 | $ 21,745 | $ 21,167 | $ 86,794 |
| Average units in service[7] | | | | | 2,683 |
| SSNOI per unit in USD | | | | | $ 32,350 |
| SSNOI per unit in GBP[8] | | | | | £ 21,639 |
| **Canada** | **1Q16** | **2Q16** | **3Q16** | **4Q16** | **TTM** |
| Total SHO SSNOI | $ 177,020 | $ 182,073 | $ 180,838 | $ 177,331 | $ 717,262 |
| Adjustments[6] | (147,662) | (152,136) | (150,240) | (147,388) | (597,426) |
| Total local SSNOI | $ 29,358 | $ 29,937 | $ 30,598 | $ 29,943 | $ 119,836 |
| Average units in service[7] | | | | | 10,597 |
| SSNOI per unit in USD | | | | | $ 11,309 |
| SSNOI per unit in CAD[8] | | | | | C$ 15,261 |

Notes:

(1) Represents total SHO NOI at Welltower pro rata ownership. See page 20.

(2) Represents NOI not derived from non-SS properties, as well as non-cash NOI, currency and ownership adjustments, and normalizing adjustments for SS properties. See page 28 for descriptions of non-SSNOI items.

(3) Represents SHO SSNOI at Welltower pro rata ownership.

(4) Represents pro rata SSNOI derived outside the referenced country.

(5) Represents pro rata SSNOI derived solely from referenced country.

(6) Represents NOI not derived from local country properties or from non-SS properties, as well as non-cash NOI, currency and ownership adjustments, and normalizing adjustments for local country properties. See page 28 for descriptions of non-SSNOI items.

(7) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

(8) Based on GBP/USD rate of 1.4950 and USD/CAD rate of 1.3495.

## Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

## Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated February 22, 2017 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. The company also routinely posts important information on its website at www.welltower.com in the "Investors" section, including corporate and investor presentations and financial information. The company intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included on its website under the heading "Investors." Accordingly, investors should monitor such portion of the company's website in addition to following its press releases, public conference calls and filings with the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

## About Welltower

Welltower Inc. (NYSE:HCN), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people's wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns interests in approximately 1,400 properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com